[redacted]

PURCHASE AND SALE AGREEMENT

Offer Date: 10/04/2022

GeorgiaREALTORS®

2022 Printing

A. KEY TERMS AND CONDITIONS

1. **Purchase and Sale.** The undersigned buyer(s) ("Buyer") agree to buy and the undersigned seller(s) ("Seller") agree to sell the real property described below including all fixtures, improvements and landscaping therein ("Property") on the terms and conditions set forth in this Agreement.
   a. **Property Identification:** Address: Lot 15 Lake Ridge Drive
   City Blue Ridge, County Fannin, Georgia, Zip Code 30513
   MLS Number: 317985 Tax Parcel I.D. Number: 0032 07109
   b. **Legal Description:** The legal description of the Property is *[select one of the following below]*:
   ☑ (1) attached as an exhibit hereto;
   ☐ (2) Condominium (attach F204 Condominium Resale Purchase and Sale Exhibit)
   ☐ (3) the same as described in Deed Book ________, Page ________, et. seq., of the land records of the above county; **OR**
   ☐ (4) Land Lot(s) ________ of the ________ District, ________ Section/GMD, Lot ________, Block ________, Unit ________, Phase/Section ________ of ________ Subdivision/Development, according to the plat recorded in Plat Book ________, Page ________, et. seq., of the land records of the above county.

2. **Purchase Price of Property to be Paid by Buyer.**
   $ 565,000/00

3. **Closing Costs.**
   Seller's Contribution at Closing: $ 0

4. **Closing Date and Possession.**
   Closing Date shall be 11/04/2022 with possession of the Property transferred to Buyer
   ☐ at Closing **OR** ☐ ____ days after Closing at ____ o'clock ☐ AM ☐ PM (attach F219 Temporary Occupancy Agreement).

5. **Closing Law Firm.** **Phone Number:** [redacted]
   Blueprint Title

6. **Holder of Earnest Money (**"[redacted]ust be attached as an exhibit hereto, and F511 must be signed by Closing Attorney.) [redacted]

7. **Earnest Money.** Earnest Money shall be paid by ☐check ☐ACH ☐cash or ☑wire transfer of immediately available funds as follows:
   ☐ a. $ ________ as of the Offer Date.
   ☑ b. $10,000.00, within 2 days from the Binding Agreement Date.
   ☐ c. ________.

8. **Inspection and Due Diligence.**
   a. **Due Diligence Period:** Property is being sold subject to a Due Diligence Period of 10 days from the Binding Agreement Date.
   b. **Option Payment for Due Diligence Period:** In consideration of Seller granting Buyer the option to terminate this Agreement, Buyer:
   (1) has paid Seller $10.00 in nonrefundable option money, the receipt and sufficiency of which is hereby acknowledged; plus
   (2) shall pay directly to Seller additional option money of $________ by ☐ check ☐ ACH or ☐ wire transfer of immediately available funds either ☐ as of the Offer Date; **OR** ☐ within ____ days from the Binding Agreement Date. Any additional option money paid by Buyer to Seller ☐ shall (subject to lender approval) or ☐ shall not be applied toward the purchase price at closing and shall not be refundable to Buyer unless the closing fails to occur due to the default of the Seller.

9. **Lead-Based Paint.** To the best of Seller's knowledge, the residential dwelling(s) on the Property (including any portion thereof or painted fixture therein) ☑ was (attach F316 Lead-Based Paint Exhibit) **OR** ☐ was not built prior to 1978.

10. **Brokerage Relationships in this Transaction.**
    a. **Buyer's Broker is** Susanne Flynn **and is:**
    (1) ☑ representing Buyer as a client.
    (2) ☐ working with Buyer as a customer.
    (3) ☐ acting as a dual agent representing Buyer and Seller.
    (4) ☐ acting as a designated agent where:
    ________ has been assigned to exclusively represent Buyer.

    b. **Seller's Broker is** Nathan Fitts **and is:**
    (1) ☐ representing Seller as a client.
    (2) ☐ working with Seller as a customer.
    (3) ☐ acting as a dual agent representing Buyer and Seller.
    (4) ☐ acting as a designated agent where:
    ________ has been assigned to exclusively represent Seller.

    c. **Material Relationship Disclosure:** The material relationships required to be disclosed by either Broker are as follows:
    ____

11. **Time Limit of Offer.** The Offer set forth herein expires at 5 o'clock Pm .m. on [redacted]08/2022.

Buyer(s) Initials [redacted] Seller(s) Initials [redacted]

[redacted]

B. FURTHER EXPLANATIONS TO CORRESPONDING PARAGRAPHS IN SECTION A.

1. **Purchase and Sale.**
   a. **Warranty:** Seller warrants that at the time of closing Seller will convey good and marketable title to said Property by limited warranty deed subject only to: (1) zoning; (2) general utility, sewer, and drainage easements of record as of the Binding Agreement Date and upon which the improvements (other than any driveway or walkway) do not encroach; (3) declarations of condominium and declarations of covenants, conditions and restrictions of record on the Binding Agreement Date; and (4) leases and other encumbrances specified in this Agreement. Buyer agrees to assume Seller's responsibilities in any leases specified in this Agreement.
   b. **Examination:** Buyer may examine title and/or obtain a survey of the Property and furnish Seller with a written statement of title objections at or prior to the closing. If Seller fails or is unable to satisfy valid title objections at or prior to the closing or any unilateral extension thereof, which would prevent the Seller from conveying good and marketable title to the Property, then Buyer, among its other remedies, may terminate the Agreement without penalty upon written notice to Seller. Good and marketable title as used herein shall mean title which a title insurance company licensed to do business in Georgia will insure at its regular rates, subject only to standard exceptions.
   c. **Title Insurance:** Buyer hereby directs any mortgage lender involved in this transaction to quote the cost of title insurance based upon the presumption that Buyer will be obtaining an enhanced title insurance policy since such a policy affords Buyer greater coverage.

2. **Purchase Price to be Paid by Buyer.** The Purchase Price shall be paid in U.S. Dollars at closing by wire transfer of immediately available funds, or such other form of payment acceptable to the closing attorney.

3. **Closing Costs.**
   a. **Seller's Contribution at Closing:** At closing, Seller shall make the referenced Seller's Monetary Contribution which Buyer may use to pay any cost or expense of Buyer related to this transaction, including without limitation, any commission obligations of Buyer. Buyer acknowledges that Buyer's mortgage lender(s) may not allow the Seller's Monetary Contribution, or the full amount thereof, to be used for some costs or expenses. In such event, any unused portion of the Seller's Monetary Contribution shall remain the property of the Seller. The Seller shall pay the fees and costs of the closing attorney: (1) to prepare and record title curative documents and (2) for Seller not attending the closing in person.
   b. **Items Paid by Buyer:** At closing, Buyer shall pay: (1) Georgia property transfer tax; (2) the cost to search title and tax records and prepare the limited warranty deed; and (3) all other costs, fees and charges to close this transaction, except as otherwise provided herein.
   c. **Prorations:** Ad valorem property taxes, community association fees, solid waste and governmental fees and utility bills for which service cannot be terminated as of the date of closing shall be prorated as of the date of closing. Notwithstanding any provision to the contrary, in the event ad valorem property taxes are based upon an estimated tax bill or tax bill under appeal, Buyer and Seller shall, upon the issuance of the actual tax bill or the appeal being resolved, promptly make such financial adjustments between themselves as are necessary to correctly prorate the tax bill. In the event there are tax savings resulting from a tax appeal, third party professional costs to handle the appeal may be deducted from the savings for that tax year before re-prorating. Any pending tax appeal for the year in which the Property is sold shall be deemed assigned to Buyer at closing. The liability to the county and if applicable, city, in which the Property is located for ad valorem real property taxes for the year in which the Property is sold shall be assumed by Buyer upon the Closing of the Property. Buyer agrees to indemnify Seller against any and all claims of the county and if applicable, city, for unpaid ad valorem real property taxes for the year in which the Property is sold.

4. **Closing Date and Possession.**
   a. **Right to Extend the Closing Date:** Buyer or Seller may unilaterally extend the closing date for eight (8) days upon notice to the other party given prior to or on the date of closing if: (1) Seller cannot satisfy valid title objections (excluding title objections that: (a) can be satisfied through the payment of money or by bonding off the same; and (b) do not prevent Seller from conveying good and marketable title, as that term is defined herein, to the Property); (2) Buyer's mortgage lender (even in "all cash" transactions where Buyer is obtaining a mortgage loan) or the closing attorney is delayed and cannot fulfill their respective obligations by the date of closing, provided that the delay is not caused by Buyer; or (3) Buyer has not received required estimates or disclosures and Buyer is prohibited from closing under federal regulations. The party unilaterally extending the closing date shall state the basis for the delay in the notice of extension. If the right to unilaterally extend the closing date is exercised once by either the Buyer or Seller, the right shall thereafter terminate.
   b. **Keys and Openers:** At Closing, Seller shall provide Buyer with all keys, door openers, codes and other similar equipment pertaining to the Property.

5. **Closing Law Firm.** Buyer shall have the right to select the closing attorney to close this transaction, and hereby selects the closing attorney referenced herein. In all cases where an individual closing attorney is named in this Agreement but the closing attorney is employed by or an owner, shareholder, or member in a law firm, the law firm shall be deemed to be the closing attorney. If Buyer's mortgage lender refuses to allow that closing attorney to close this transaction, Buyer shall select a different closing attorney acceptable to the mortgage lender. The closing attorney shall represent the mortgage lender in any transaction in which the Buyer obtains mortgage financing (including transactions where the method of payment referenced herein is "all cash"). In transactions where the Buyer does not obtain mortgage financing, the closing attorney shall represent the Buyer.

[redacted]

6. **Holder of Earnest Money.** The earnest money will be paid to Holder in a method of payment acceptable to the Holder. Holder has the right to charge Buyer for any cost associated with receiving of earnest money. Such charge shall be collected separately from the payment of earnest money. The earnest money will be deposited into Holder's escrow/trust account (with Holder being permitted to retain the interest if the account is interest bearing) not later than: (a) five (5) banking days after the Binding Agreement Date hereunder or (b) five (5) banking days after the date it is actually received if it is received after the Binding Agreement Date. If Buyer writes a check or pays with an ACH for earnest money and the same is deposited into Holder's escrow/trust account, Holder shall not return the earnest money until the check or ACH has cleared the account on which the check was written or from which the ACH was sent. In the event any earnest money check is dishonored by the bank upon which it is drawn, or earnest money is not timely paid, Holder shall promptly give notice of the same to Buyer and Seller. Buyer shall have three (3) banking days from the date of receiving the notice to cure the default and if Buyer does not do so, Seller may within seven (7) days thereafter terminate this Agreement upon notice to Buyer. If Seller fails to terminate the Agreement timely, Seller's right to terminate based on the default shall be waived.

7. **Earnest Money.**
   a. **Entitlement to Earnest Money:** Subject to the paragraph below, Buyer shall be entitled to the earnest money upon the: (1) failure of the parties to enter into a binding agreement; (2) failure of any unexpired contingency or condition to which this Agreement is subject; (3) termination of this Agreement due to the default of Seller; or (4) termination of this Agreement in accordance with a specific right to terminate set forth in the Agreement. Otherwise, the earnest money shall be applied towards the purchase price of the Property at closing or if other funds are used to pay the purchase price then the earnest money shall be returned to Buyer.
   b. **Disbursement of Earnest Money:** Holder shall disburse the earnest money upon: (1) the closing of Property; (2) a subsequent written agreement of Buyer and Seller; (3) an order of a court or arbitrator having jurisdiction over any dispute involving the earnest money; or (4) the failure of the parties to enter into a binding agreement (where there is no dispute over the formation or enforceability of the Agreement). In addition, Holder may disburse the earnest money upon a reasonable interpretation of the Agreement, provided that Holder first gives all parties at least ten (10) days notice stating to whom and why the disbursement will be made. Any party may object to the proposed disbursement by giving written notice of the same to Holder within the ten (10) day notice period. Objections not timely made in writing shall be deemed waived. If Holder receives an objection and, after considering it, decides to disburse the earnest money as originally proposed, Holder may do so and send notice to the parties of Holder's action. If Holder decides to modify its proposed disbursement, Holder shall first send a new ten (10) day notice to the parties stating the rationale for the modification and to whom the disbursement will now be made. Holder shall disburse the earnest money to Seller by check in the event Holder: (1) makes a reasonable interpretation of the Agreement that the Agreement has been terminated due to Buyer's default; and (2) sends the required ten (10) day notice of the proposed disbursement to Buyer and Seller. The above-referenced check shall constitute liquidated damages in full settlement of all claims of Seller against Buyer and the Brokers in this transaction. Holder may require Seller to sign a W-9 before issuing a check to Seller for liquidated damages of $600 or more. Such liquidated damages are a reasonable pre-estimate of Seller's actual damages, which damages the parties agree are difficult to ascertain and are not a penalty.
   c. **Interpleader:** If an earnest money dispute cannot be resolved after a reasonable time, Holder may interplead the earnest money into a court of competent jurisdiction if Holder is unsure who is entitled to the earnest money. Holder shall be reimbursed for and may deduct its costs, expenses and reasonable attorney's fees from any funds interpleaded. The prevailing defendant in the interpleader lawsuit shall be entitled to collect its attorney's fees, court costs and the amount deducted by Holder to cover Holder's costs and expenses from the non-prevailing defendant.
   d. **Hold Harmless:** All parties hereby covenant and agree to: (1) indemnify and hold Holder harmless from and against all claims, injuries, suits and damages (collectively, "Claims") arising out of the performance by Holder of its duties, including Claims caused, in whole or in part, by the negligence of the Holder; (2) not to sue Holder for any decision of Holder to disburse earnest money in accordance with this Agreement.

8. **Inspection and Due Diligence.**
   a. **Right to Inspect Property:** Upon prior notice to Seller, Buyer and/or Buyer's representatives shall have the right to enter the Property at Buyer's expense and at reasonable times (including immediately prior to closing) to inspect, examine, test, appraise and survey Property. If any portion of the Property was built prior to 1978, the Lead-Based Paint Exhibit (F316) is hereby attached an Exhibit to the Agreement. Buyer shall have the right to conduct a lead hazard evaluation within ten (10) days from the Binding Agreement Date (or other mutually agreed upon time period) and to terminate this Agreement without penalty upon notice to Seller if lead-based paint and/or lead hazards are found (unless these rights are waived by Buyer in the Lead-Based Paint Exhibit (F316)). If the Lead-Based Paint Exhibit (F316) gives Buyer the right to terminate this Agreement if lead-based paint or lead hazards are found and such notice of termination is not given within ten (10) days from Binding Agreement Date (or other mutually agreed upon time period), the right to terminate for lead-based paint and/or lead hazards shall be waived. The above right to enter the Property shall include the time period after the end of any Due Diligence Period to, among other things, and without limitation, conduct inspections, surveys and evaluations, meet contractors and vendors, measure for renovations and confirm that any agreed upon repairs have been made and the Property otherwise remains in the same condition. Seller shall cause all utilities, systems and equipment to be on so that Buyer may complete all inspections. Buyer agrees to hold Seller and all Brokers harmless from all claims, injuries and damages relating to the exercise of these rights and shall promptly restore any portion of the Property damaged or disturbed from testing or other evaluations to a condition equal to or better than the condition it was in prior to such testing or evaluation. If Buyer is concerned that the Property may have been used as a laboratory for the production of methamphetamine, or as a dumpsite for the same, Buyer should review the National Clandestine Laboratory Register – Georgia at www.dea.gov.
   b. **Duty to Inspect Neighborhood:** In every neighborhood there are conditions which different buyers may find objectionable. Buyer shall have the sole duty to become familiar with neighborhood conditions that could affect the Property such as landfills, quarries, power lines, airports, cemeteries, prisons, stadiums, odor and noise producing activities, crime and school, land use, government and transportation maps and plans. It shall be Buyer's sole duty to become familiar with neighborhood conditions of concern to Buyer. **If Buyer is concerned about the possibility of a registered sex offender residing in a neighborhood in which Buyer is interested, Buyer should review the Georgia Violent Sex Offender Registry available on the Georgia Bureau of Investigation Website at www.gbi.georgia.gov.**

[redacted]

c. Warranties Transfer: Seller agrees to transfer to Buyer, at closing, subject to Buyer's acceptance thereof (and at Buyer's expense, if there is any cost associated with said transfer), Seller's interest in any existing manufacturer's warranties, service contracts, termite treatment and/or repair guarantee and/or other similar warranties which, by their terms, may be transferable to Buyer.

d. Property Sold "As-Is" Unless this Agreement is Subject to Due Diligence Period:

(1) **General:** Unless the Property is being sold subject to a Due Diligence Period referenced herein, the Property shall be sold "as-is" with all faults. Even if the Property is sold "as-is" Seller is required under Georgia law to disclose to the Buyer latent or hidden defects in the Property which Seller is aware and which could not have been discovered by the Buyer upon a reasonable inspection of the property. The inclusion of a Due Diligence Period herein shall: (a) during its term make this Agreement an option contract in which Buyer may decide to proceed or not proceed with the purchase of the Property for any or no reason; and (b) be an acknowledgement by Seller that Buyer has paid separate valuable consideration of $10 for the granting of the option.

(2) **Purpose of Due Diligence Period:** During the Due Diligence Period, Buyer shall determine whether or not to exercise Buyer's option to proceed or not proceed with the purchase of the Property. If Buyer has concerns with the Property, Buyer may during the Due Diligence Period seek to negotiate an amendment to this Agreement to address such concerns.

(3) **Notice of Decision Not To Proceed:** Buyer shall have elected to exercise Buyer's option to purchase the Property unless prior to the end of any Due Diligence Period, Buyer notifies Seller of Buyer's decision not to proceed by delivering to Seller a notice of termination of this Agreement. In the event Buyer does not terminate this Agreement prior to the end of the Due Diligence Period, then: (a) Buyer shall have accepted the Property "as-is" subject to the terms of this Agreement; and (b) Buyer shall no longer have any right to terminate this Agreement based upon the Due Diligence Period.

e. Repairs: All agreed upon repairs and replacements shall be performed in a good and workmanlike manner prior to closing.

9. Lead-Based Paint. If any portion of a residential dwelling on the Property was built prior to 1978, the Lead-Based Paint Exhibit (F316) is hereby attached as an exhibit to this Agreement. The term "residential dwelling" includes any painted fixture or material used therein that was built or manufactured prior to 1978.

10. Brokerage Relationships in this Transaction.

a. Agency Disclosure: No Broker in this transaction shall owe any duty to Buyer or Seller greater than what is set forth in their brokerage engagements and the Brokerage Relationships in Real Estate Transactions Act, O.C.G.A. § 10-6A-1 et. seq.;

(1) No Agency Relationship: Buyer and Seller acknowledge that, if they are not represented by Brokers in a client relationship, they are each solely responsible for protecting their own interests, and that Broker's role is limited to performing ministerial acts for that party.

(2) Consent to Dual Agency: If Broker is acting as dual agent in this transaction, Buyer and Seller consent to the same and acknowledge having been advised of the following:

i. Dual Agency Disclosure: *[Applicable only if Broker is acting as a dual agent in this transaction.]*

(a) As a dual agent, Broker is representing two clients whose interests are or at times could be different or even adverse;

(b) Broker will disclose all adverse material facts relevant to the transaction and actually known to the dual agent to all parties in the transaction except for information made confidential by request or instructions from each client which is not otherwise required to be disclosed by law;

(c) Buyer and Seller do not have to consent to dual agency and the consent of Buyer and Seller to dual agency has been given voluntarily and the parties have read and understand their brokerage engagement agreements.

(d) Notwithstanding any provision to the contrary contained herein Buyer and Seller each hereby direct Broker while acting as a dual agent to keep confidential and not reveal to the other party any information which could materially and adversely affect their negotiating position.

ii. Designated Agency Disclosure: If Broker in this transaction is acting as a designated agent, Buyer and Seller consent to the same and acknowledge that each designated agent shall exclusively represent the party to whom each has been assigned as a client and shall not represent in this transaction the client assigned to the other designated agent.

b. Brokerage: Unless otherwise specified herein, the real estate commissions owing to the Seller's Broker and Buyer's Broker, if any, are being paid pursuant to separate brokerage engagement agreements. Buyer and Seller agree that any commissions to be paid to Broker(s) shall be shown on the settlement statement and collected by closing attorney as a pre-condition to Buyer and Seller closing on the Property so long as the same is permitted by Buyer's mortgage lender, if any. The closing attorney is hereby authorized and directed to pay the Broker(s) at closing, their respective commissions pursuant to written instructions from the Broker(s) at closing, their respective commissions pursuant to written instructions from the Broker(s). If the sale proceeds are insufficient to pay the full commission, the party owing the commission shall pay any shortfall at closing. The acceptance by the Broker(s) of a partial real estate commission at the closing shall not relieve the party owing the same from paying the remainder after the closing (unless the Broker(s) have expressly agreed in writing to accept the amount paid in full satisfaction of the Broker(s) claim to a commission). The Brokers herein are signing this Agreement to reflect their role in this transaction and consent to act as Holder if either of them is named as such. This Agreement and any amendment thereto shall be enforceable even without the signature of any Broker referenced herein. The broker(s) are express third-party beneficiaries to this Agreement.

[redacted]

c. **Disclaimer:** Buyer and Seller have not relied upon any advice or representations of Brokers other than what is included in this Agreement. Brokers shall have no duty to inspect the Property or to advise Buyer or Seller on any matter relating to the Property which could have been revealed through a survey, appraisal, title search, Official Georgia Wood Infestation Report, utility bill review, septic system inspection, well water test, tests for radon, asbestos, mold, methamphetamine, and lead-based paint; moisture test of stucco or synthetic stucco, inspection of the Property by a professional, construction expert, structural engineer or environmental engineer; review of this Agreement and transaction by an attorney, financial planner, mortgage consultant or tax consultant; and consulting appropriate governmental officials to determine, among other things and without limitation, the zoning of Property, the propensity of the Property to flood, flood zone certifications, whether any condemnation action is pending or has been filed or other nearby governmental improvements are planned. Buyer and Seller acknowledge that Broker does not perform or have expertise in any of the above tests, inspections, and reviews or in any of the matters handled by the professionals referenced above. Buyer and Seller should seek independent expert advice regarding any matter of concern to them relative to the Property and this Agreement. Buyer and Seller acknowledge that Broker shall not be responsible to monitor, supervise, or inspect any construction or repairs to Property and such tasks clearly fall outside the scope of real estate brokerage services. If Broker has written any special stipulations herein, the party for whom such special stipulations were written: a) confirms that each such stipulation reflects the party's complete understanding as to the substance and form of the special stipulations; b) hereby adopts each special stipulation as the original work of the party; and c) hereby agrees to indemnify and hold Broker who prepared the stipulation harmless from any and all claims, causes of action, suits, and damages arising out of or relating to such special stipulation. Buyer acknowledges that when and if Broker answers a question of Buyer or otherwise describes some aspect of the Property or the transaction, Broker is doing so based upon information provided by Seller rather than the independent knowledge of Broker (unless Broker makes an independent written disclosure to the contrary).

11. Time Limit of Offer. The Time Limit of the Offer shall be the date and time referenced herein when the Offer expires unless prior to that date and time both of the following have occurred: (a) the Offer has been accepted by the party to whom the Offer was made; and (b) notice of acceptance of the Offer has been delivered to the party who made the Offer.

C. OTHER TERMS AND CONDITIONS

1. Notices.

a. **Generally:** All notices given hereunder shall be in writing, legible and signed by the party giving the notice. In the event of a dispute regarding notice, the burden shall be on the party giving notice to prove delivery. The requirements of this notice paragraph shall apply even prior to this Agreement becoming binding. Notices shall only be delivered: (1) in person; (2) by courier, overnight delivery service or by certified or registered U.S. mail (hereinafter collectively "Delivery Service"); or (3) by e-mail or facsimile. The person delivering or sending the written notice signed by a party may be someone other than that party.

b. **Delivery of Notice:** A notice to a party shall be deemed to have been delivered and received upon the earliest of the following to occur: (1) the actual receipt of the written notice by a party; (2) in the case of delivery by a Delivery Service, when the written notice is delivered to an address of a party set forth herein (or subsequently provided by the party following the notice provisions herein), provided that a record of the delivery is created; (3) in the case of delivery electronically, on the date and time the written notice is electronically sent to an e-mail address or facsimile number of a party herein (or subsequently provided by the party following the notice provisions herein) even if it is not opened by the recipient. Notice to a party shall not be effective unless the written notice is sent to an address, facsimile number or e-mail address of the party set forth herein (or subsequently provided by the party following the notice provisions herein).

c. **When Broker Is Authorized to Accept Notice for Client:** Except where the Broker is acting in a dual agency capacity, the Broker and any affiliated licensee of the Broker representing a party in a client relationship shall be authorized agents of the party for the limited purpose of receiving notice and such notice to any of them shall for all purposes herein be deemed to be notice to the party. Notice to an authorized agent shall not be effective unless the written notice is sent to an address, facsimile number or e-mail address of the authorized agent set forth herein (or subsequently provided by the authorized agent following the notice provisions herein) even if it is not opened by the recipient. Except as provided for herein, the Broker's staff at a physical address set forth herein of the Broker or the Broker's affiliated licensees are authorized to receive notices delivered by a Delivery Service. The Broker, the Broker's staff and the affiliated licensees of the Broker shall not be authorized to receive notice on behalf of a party in any transaction in which a brokerage engagement has not been entered into with the party or in which the Broker is acting in a dual agency capacity. In the event the Broker is practicing designated agency, only the designated agent of a client shall be an authorized agent of the client for the purposes of receiving notice.

2. Default.

a. **Remedies of Seller:** In the event this Agreement fails to close due to the default of Buyer, Seller's sole remedy shall be to retain the earnest money as full liquidated damages. Seller expressly waives any right to assert a claim for specific performance. The parties expressly agree that the earnest money is a reasonable pre-estimate of Seller's actual damages, which damages the parties agree are difficult to ascertain. The parties expressly intend for the earnest money to serve as liquidated damages and not as a penalty.

b. **Remedies of Buyer:** In the event this Agreement fails to close due to the default of Seller, Buyer may either seek the specific performance of this Agreement or terminate this Agreement upon notice to Seller and Holder, in which case all earnest money deposits and other payments Buyer has paid towards the purchase of the Property shall be returned to Buyer following the procedures set forth elsewhere herein.

c. **Rights of Broker:** In the event this Agreement is terminated or fails to close due to the default of a party hereto, the defaulting party shall pay as liquidated damages to every broker involved in this Agreement the commission the broker would have received had the transaction closed. For purposes of determining the amount of liquidated damages to be paid by the defaulting party, all written agreements establishing the amount of commission to be paid to any broker involved in this transaction are incorporated herein by reference. The liquidated damages referenced above are a reasonable pre-estimate of the Broker(s) actual damages and are not a penalty.

d. **Attorney's Fees:** In any litigation or arbitration arising out of this Agreement, including but not limited to breach of contract claims between Buyer and Seller and commission claims brought by a broker, the non-prevailing party shall be liable to the prevailing party for its reasonable attorney's fees and expenses.

[redacted]

3. **Risk of Damage to Property.** Seller warrants that at the time of closing the Property and all items remaining with the Property, if any, will be in substantially the same condition (including conditions disclosed in the Seller's Property Disclosure Statement or Seller's Disclosure of Latent Defects and Fixtures Checklist) as of the Offer Date, except for changes made to the condition of Property pursuant to the written agreement of Buyer and Seller. At time of possession, Seller shall deliver Property clean and free of trash, debris, and personal property of Seller not identified as remaining with the Property. Notwithstanding the above, if the Property is destroyed or substantially destroyed prior to closing, Seller shall promptly give notice to Buyer of the same and provide Buyer with whatever information Seller has regarding the availability of insurance and the disposition of any insurance claim. Buyer or Seller may terminate this Agreement without penalty not later than fourteen (14) days from receipt of the above notice. If Buyer or Seller do not terminate this Agreement, Seller shall cause Property to be restored to substantially the same condition as on the Offer Date. The date of closing shall be extended until the earlier of one year from the original date of closing, or seven (7) days from the date that Property has been restored to substantially the same condition as on the Offer Date and a new certificate of occupancy (if required) is issued.

4. **Other Provisions.**
   a. **Condemnation:** Seller shall: (1) immediately notify Buyer if the Property becomes subject to a condemnation proceeding; and (2) provide Buyer with the details of the same. Upon receipt of such notice, Buyer shall have the right, but not the obligation for 7 days thereafter, to terminate this Agreement upon notice to Seller in which event Buyer shall be entitled to a refund of all earnest money and other monies paid by Buyer toward the Property without deduction or penalty. If Buyer does not terminate the Agreement within this time frame, Buyer agrees to accept the Property less any portion taken by the condemnation and if Buyer closes, Buyer shall be entitled to receive any condemnation award or negotiated payment for all or a portion of the Property transferred or conveyed in lieu of condemnation.
   b. **Consent to Share Non-Public Information:** Buyer and Seller hereby consent to the closing attorney preparing and distributing an American Land Title Association ("ALTA") Estimated Settlement Statement-Combined or other combined settlement statement to Buyer, Seller, Brokers and Brokers' affiliated licensees working on the transaction reflected in this Agreement for their various uses.
   c. **Duty to Cooperate:** All parties agree to do all things reasonably necessary to timely and in good faith fulfill the terms of this Agreement. Buyer and Seller shall execute and deliver such certifications, affidavits, and statements required by law or reasonably requested by the closing attorney, mortgage lender and/or the title insurance company to meet their respective requirements.
   d. **Electronic Signatures:** For all purposes herein, an electronic or facsimile signature shall be deemed the same as an original signature; provided, however, that all parties agree to promptly re-execute a conformed copy of this Agreement with original signatures if requested to do so by, the buyer's mortgage lender or the other party.
   e. **Entire Agreement, Modification and Assignment:** This Agreement constitutes the sole and entire agreement between all of the parties, supersedes all of their prior written and verbal agreements and shall be binding upon the parties and their successors, heirs and permitted assigns. No representation, promise or inducement not included in this Agreement shall be binding upon any party hereto. This Agreement may not be amended or waived except upon the written agreement of Buyer and Seller. Any agreement to terminate this Agreement or any other subsequent agreement of the parties relating to the Property must be in writing and signed by the parties. This Agreement may not be assigned by Buyer except with the written approval of Seller which may be withheld for any reason or no reason. Any assignee shall fulfill all the terms and conditions of this Agreement.
   f. **Extension of Deadlines:** No time deadline under this Agreement shall be extended by virtue of it falling on a Saturday, Sunday or federal holiday except for the date of closing.
   g. **GAR Forms:** The Georgia Association of REALTORS®, Inc. ("GAR") issues certain standard real estate forms. These GAR forms are frequently provided to the parties in real estate transactions. No party is required to use any GAR form. Since these forms are generic and written with the interests of multiple parties in mind, they may need to be modified to meet the specific needs of the parties using them. If any party has any questions about his or her rights and obligations under any GAR form, he or she should consult an attorney. Provisions in the GAR Forms are subject to differing interpretations by our courts other than what the parties may have intended. At times, our courts may strike down or not enforce provisions in our GAR Forms, as written. No representation is made that the GAR Forms will protect the interests of any particular party or will be fit for any specific purpose. The parties hereto agree that the GAR forms may only be used in accordance with the licensing agreement of GAR. While GAR forms may be modified by the parties, no GAR form may be reproduced with sections removed, altered or modified unless the changes are visible on the form itself or in a stipulation, addendum, exhibit or amendment thereto.
   h. **Governing Law and Interpretation:** This Agreement may be signed in multiple counterparts each of which shall be deemed to be an original and shall be interpreted in accordance with the laws of Georgia. No provision herein, by virtue of the party who drafted it, shall be interpreted less favorably against one party than another. All references to time shall mean the time in Georgia. If any provision herein is held to be unenforceable, it shall be severed from this Agreement while the remainder of the Agreement shall, to the fullest extent permitted by law, continue to have full force and effect as a binding contract.
   i. **No Authority to Bind:** No Broker or affiliated licensee of Broker, by virtue of this status, shall have any authority to bind any party hereto to any contract, provisions therein, amendments thereto, termination thereof or to notices signed by Broker but not the party. However, if authorized in this Agreement, Broker shall have the right to accept notices on behalf of a party (but not send notices from Broker on behalf of a party unless they are signed by the party). Additionally, any Broker or real estate licensee involved in this transaction may perform the ministerial act of filling in the Binding Agreement Date. In the event of a dispute over the Binding Agreement Date, it shall be resolved by a court or arbitrator having jurisdiction over the dispute, by the written agreement of the Buyer and Seller, or by the Holder but only in making a reasonable interpretation of the Agreement in disbursing earnest money.
   j. **Notice of Binding Agreement Date:** The Binding Agreement Date shall be the date when a party to this transaction who has accepted an offer or counteroffer to buy or sell real property delivers notice of that acceptance to the party who made the offer or counteroffer in accordance with the Notices section of the Agreement. Notice of the Binding Agreement Date may be delivered by either party (or the Broker working with or representing such party) to the other party. If notice of accurate Binding Agreement Date is delivered, the party receiving notice shall sign the same and immediately return it to the other party. Notwithstanding any other provision to the contrary contained in this Agreement, it is the express intent of this section that (1) a broker or licensee involved in the real estate transaction may perform the ministerial task of filling in the Binding Agreement Date and (2) sending a fully signed purchase and sale agreement with a specific Binding Agreement Date included, that one of the parties has agreed to, constitutes notice of the Binding Agreement Date to the other party.

k. **Objection to Binding Agreement Date:** If the Buyer or Seller objects to the date entered as the Binding Agreement Date, then within one (1) day from receiving notice of Binding Agreement Date, the party objecting shall send notice of the objection to the other party. The objection shall be resolved by the written amendment between the Buyer and Seller by executing a binding agreement date confirmation (F733). The absence of an agreement on the Binding Agreement Date shall not render this Agreement unenforceable. The failure of a party to timely object will result in the parties accepting the Binding Agreement Date as entered.

l. **Rules for Interpreting This Agreement:** In the event of internal conflicts or inconsistencies in this Agreement, the following rules for how those conflicts or inconsistencies shall be resolved will apply:
(1) Handwritten changes shall control over pre-printed or typed provisions;
(2) Exhibits shall control over the main body of the Agreement;
(3) Special Stipulations shall control over both exhibits and the main body of the Agreement;
(4) Notwithstanding the above, any amendatory clause in an FHA or VA exhibit shall control over inconsistent or conflicting provisions contained in a special stipulation, another exhibit or the main body of the Agreement.

m. **Statute of Limitations:** All claims of any nature whatsoever against Broker(s) and/or their affiliated licensees, whether asserted in litigation or arbitration and sounding in breach of contract and/or tort, must be brought within two (2) years from the date any claim or cause of action arises. Such actions shall thereafter be time-barred.

n. **Survival of Agreement:** The following shall survive the closing of this Agreement: (1) the obligation of a party to pay a real estate commission; (2) any warranty of title; (3) all written representations of Seller in this Agreement regarding the Property or neighborhood in which the Property is located; (4) the section on condemnation; (5) the section on attorney's fees; (6) the obligations of the parties regarding ad valorem real property taxes; and (7) any obligations which the parties herein agree shall survive the closing or may be performed or fulfilled after the Closing.

o. **Terminology:** As the context may require in this Agreement: (1) the singular shall mean the plural and vice versa; and (2) all pronouns shall mean and include the person, entity, firm, or corporation to which they relate. The letters "N.A." or "N/A", if used in this Agreement, shall mean "Not Applicable", except where the context would indicate otherwise.

p. **Time of Essence:** Time is of the essence of this Agreement.

5. **Definitions.**

a. **Banking Day**: A "Banking Day" shall mean a day on which a bank is open to the public for carrying out substantially all of its banking functions. For purposes herein, a "Banking Day" shall mean Monday through Friday excluding federal holidays.

b. **Binding Agreement Date**: The "Binding Agreement Date" shall be the date when a party to this transaction who has accepted an offer or counteroffer to buy or sell real property delivers notice of that acceptance to the party who made the offer or counteroffer in accordance with the Notices section of the Agreement. Once that occurs, this Agreement shall be deemed a Binding Agreement.

c. **Broker**: In this Agreement, the term "Broker" shall mean a licensed Georgia real estate broker or brokerage firm and its affiliated licensees unless the context would indicate otherwise.

d. **Business Day**: A "Business Day" shall mean a day on which substantially all businesses are open for business. For all purposes herein, a "Business Day" shall mean Monday through Friday excluding federal holidays.

e. **Day**: For the purposes of this Agreement, the term "Day" shall mean a full calendar day ending at 11:59 p.m., except as may be provided for elsewhere herein. For the purposes of counting days for determining deadlines, the specific date referenced as either the Binding Agreement Date or the date from which the deadline shall be counted will be day zero.

f. **Material Relationship:** A material relationship shall mean any actually known personal, familial, social, or business relationship between the broker or the broker's affiliated licensees and any other party to this transaction which could impair the ability of the broker or affiliated licensees to exercise fair and independent judgment relative to their client.

6. **WARNING TO BUYERS AND SELLERS: BEWARE OF CYBER-FRAUD.** Fraudulent e-mails attempting to get the buyer and/or seller to wire money to criminal computer hackers are increasingly common in real estate transactions. Specifically, criminals are impersonating the online identity of the actual mortgage lender, closing attorney, real estate broker or other person or companies involved in the real estate transaction. In that role, the criminals send fake wiring instructions attempting to trick buyers and/or sellers into wiring them money related to the real estate transaction, including, for example, the buyer's earnest money, the cash needed for the buyer to close, and/or the seller's proceeds from the closing. These instructions, if followed, will result in the money being wired to the criminals. In many cases, the fraudulent email is believable because it is sent from what appears to be the email address/domain of the legitimate company or person responsible for sending the buyer or seller wiring instructions. The buyer and/or seller should verify wiring instructions sent by email by independently looking up and calling the telephone number of the company or person purporting to have sent them. Buyers and sellers should never call the telephone number provided with wiring instructions sent by email since they may end up receiving a fake verification from the criminals. Buyer and sellers should be on special alert for: 1) emails directing the buyer and/or seller to wire money to a bank or bank account in a state other than Georgia; and 2) emails from a person or company involved in the real estate transaction that are slightly different (often by one letter, number, or character) from the actual email address of the person or company.

7. **LIMIT ON BROKER'S LIABILITY. BUYER AND SELLER ACKNOWLEDGE THAT BROKER(S):**

a. **SHALL, UNDER NO CIRCUMSTANCES, HAVE ANY LIABILITY GREATER THAN THE AMOUNT OF THE REAL ESTATE COMMISSION PAID HEREUNDER TO BROKER (EXCLUDING ANY COMMISSION AMOUNT PAID TO A COOPERATING REAL ESTATE BROKER, IF ANY) OR, IF NO REAL ESTATE COMMISSION IS PAID TO BROKER, THEN THE SUM OF $100; AND**

b. **NOTWITHSTANDING THE ABOVE, SHALL HAVE NO LIABILITY IN EXCESS OF $100 FOR ANY LOSS OF FUNDS AS THE RESULT OF WIRE OR CYBER FRAUD.**

[redacted]

8. **Exhibits and Addenda.** All exhibits and/or addenda attached hereto, listed below, or referenced herein are made a part of this Agreement.

- ☑ All Cash Sale Exhibit (F401) "E"
- ☐ Back-up Agreement Contingency Exhibit (F604) "_______"
- ☑ Closing Attorney Acting as Holder of Earnest Money Exhibit (F510) "A"
- ☑ Community Association Disclosure Exhibit (F322) "B"
- ☐ Condominium Resale Purchase and Sale Exhibit (F204) "_______"
- ☐ Conventional Loan Contingency Exhibit (F404) "_______"
- ☐ FHA Loan Contingency Exhibit (F407) "_______"
- ☑ Lead-Based Paint Exhibit (F316) "C"
- ☐ Lease Purchase and Sale Exhibit (F207) (to be used with F916) "_______"
- ☐ Lease for Lease/Purchase Agreement (F916) (to be used with F207) "_______"
- ☐ Legal Description Exhibit (F807 or other) "_______"
- ☐ Loan Assumption Exhibit (F416) "_______"
- ☐ Sale or Lease of Buyer's Property Contingency Exhibit (F601) "_______"
- ☑ Seller's Property Disclosure Statement Exhibit (F301, F302, F304, F307 or F310) "D"
- ☐ Survey of Property as Exhibit "_______"
- ☐ Temporary Occupancy Agreement for Seller after Closing Exhibit (F219) "_______"
- ☐ USDA-RD Loan Contingency Exhibit (F413) "_______"
- ☐ VA Loan Contingency Exhibit (F410) "_______"
- ☑ Other Mls sheet

SPECIAL STIPULATIONS: The following Special Stipulations are made a part of this Agreement.

1. All furniture listed on attached furniture inventory sheet included in price.

☐ **Additional Special Stipulations (F246) are attached.**

By signing this Agreement, Buyer and Seller acknowledge that they have each read and understood this Agreement and agree to its terms.

Buyer Acceptance and Contact Information

[redacted]
1 Buyer's Signature

[redacted]
Print or Type Name Date

Buyer's Address for Receiving Notice

Buyer's Phone Number: ☐Cell ☐Home ☐Work

[redacted]
Buyer's E-mail Address

2 Buyer's Signature

Print or Type Name Date

Buyer's Address for Receiving Notice

Buyer's Phone Number: ☐Cell ☐Home ☐Work

Buyer's E-mail Address

☐ **Additional Signature Page (F267) is attached.**

Seller Acceptance and Contact Information

[redacted]
1 Seller's Signature

[redacted]
Print or Type Name Date

Seller's Address for Receiving Notice

Seller's Phone Number: ☐Cell ☐Home ☐Work

[redacted]
Seller's E-mail Address

2 Seller's Signature

Print or Type Name Date

Seller's Address for Receiving Notice

Seller's Phone Number: ☐Cell ☐Home ☐Work

Seller's E-mail Address

☐ **Additional Signature Page (F267) is attached.**

Buyer's Broker/Affiliated Licensee Contact Information

[redacted]rm

[redacted] dotloop verified 10/07/22 1:24 PM CDT XG5L-KCY6-PVLI-3INR
[redacted]icensee Signature Date

[redacted]
Print or Type Name GA Real Estate License #

[redacted]
Licensee's [redacted]Phone Number Fax Number

[redacted]
Licensee's E-mail Address

[redacted]
[redacted]® Membership

[redacted]
Broker's Address

[redacted]
Broker's Phone Number Fax Number

[redacted]
MLS Office Code Brokerage Firm License Number

Seller's Broker/Affiliated Licensee Contact Information

[redacted]
Seller Brokerage Firm

DocuSigned by:
[redacted]

[redacted]
Print or Type Name GA Real Estate License #

[redacted]
Licensee's Phone Number Fax Number

[redacted]
Licensee's Email Address

[redacted]
REALTOR® Membership

[redacted]
Broker's Address

[redacted]
Broker's Phone Number Fax Number

[redacted]
MLS Office Code Brokerage Firm License Number

Binding Agreement Date: The Binding Agreement Date in this transaction is the date of ________ and has been filled in by [redacted] dotloop verified 10/07/22 2:52 PM CDT GY4X-ZJC7-HKSQ-YAXL ________.

CLOSING ATTORNEY ACTING AS HOLDER OF EARNEST MONEY EXHIBIT " A "

[Closing Attorney must still consent to serve as Holder using F511]

GeorgiaREALTORS®

2022 Printing

This Exhibit is part of the Agreement with an Offer Date of 10/04/2022 for the purchase and sale of that certain property known as: Lot 15 Lake Ridge Drive Blue Ridge, Georgia 30513 ("Agreement").

1. **Closing Attorney Shall Act as Holder.** The Closing Attorney named in this Agreement shall be the Holder of the earnest money and other trust funds referenced in this Agreement subject to the Closing Attorney timely: a) agreeing to serve; b) signing the appropriate documents; and c) timely delivering the same to Buyer and Seller as more particularly described below.
2. **Buyer Must Timely Deliver Certain Documents to Closing Attorney Acting as Holder of Earnest Money.** When the Closing Attorney has been named as Holder in the Agreement, Buyer must deliver to Closing Attorney within two (2) business days from the Binding Agreement Date: a) the fully-signed and executed Agreement in its entirety ("Entire Contract"); and b) a copy or copies of the Escrow Agreement (F511) for the Closing Attorney to sign agreeing to become the Holder. Buyer must similarly deliver to Holder all amendments to the Entire Contract within two (2) business days of the date that the Amendment becomes binding.
3. **Closing Attorney Must Agree to Become Holder Within Three (3) Business Days of Receiving Entire Contract.** The Closing Attorney named as Holder shall not become the Holder unless within three (3) business days from the date that the Closing Attorney receives the Entire Contract, the Closing Attorney has: a) countersigned the Agreement of Closing Attorney to serve as Holder (GAR Form F511, and sometimes referred to as "Escrow Agreement") without change or modification so except for filling in the blanks contained therein; and b) delivered the same to Buyer and Seller. When this occurs, Closing Attorney's rights and duties as Holder and the timeframe for completing the same shall commence.
4. **Rights and Duties of Closing Attorney Acting as Holder.** Notwithstanding any provision to the contrary contained in the Agreement, Closing Attorney acting as Holder shall have all of the pre-printed rights and duties of Holder set forth in the GAR Purchase and Sale Agreement (a copy of which is incorporated herein by reference), regardless of whether such rights and duties are set forth in this Agreement. In the event of a conflict between this Agreement and the pre-printed right and duties of Holder set forth in the GAR Purchase and Sale Agreement, the latter shall control unless otherwise agreed to in writing by Buyer, Seller, and Holder. In the event the transaction does not close, Closing Attorney shall not have a right to deduct any of attorney's costs or fees pertaining to the Closing from the earnest money or other trust funds being held by Closing Attorney, except as may be provided elsewhere herein.
5. **Earnest Money Must Be Paid to Closing Attorney Acting as Holder by Wire Transfer.** Buyer shall be responsible for paying all earnest money and other Buyer trust funds to the Closing Attorney acting as Holder by wire transfer of immediately available funds or by such other method deemed acceptable and/or required by Closing Attorney, as the case may be.
6. **Failure of Closing Attorney to Become Holder.** If the Closing Attorney named as Holder has not become Holder because the Closing Attorney rejects being the Holder or fails to timely become Holder, then: a) the Alternate Holder named below, who must be a broker in this transaction, shall automatically become the Holder instead of the Closing Attorney; b) all parties consent to the earnest money being paid or transferred to the Alternate Holder; and c) all parties shall cooperate with one another to sign any documents required to accomplish the same. The signature of the Alternate Holder to the Agreement at the time it is first signed shall be deemed consent of the Alternate Holder to serve as Holder. The Alternate Holder's duties and the timeline for performing those duties shall commence when the Alternate Holder becomes the Holder.
7. **Alternate Holder.** The Buyer must immediately notify all parties if the Closing Attorney fails to become Holder. The Alternate Holder, who must be a broker in this transaction, shall be ______________________________.
In the event an Alternate Holder is not named, the Alternate Holder shall be the Buyer's Broker.
8. **Closing Attorney Holding Earnest Money in All-Cash Transaction.** In an all-cash transaction where the Closing Attorney is representing the Buyer or Seller, the Closing Attorney can hold the earnest money (and other trust funds), but in the event of a dispute between the parties regarding the disbursement of the funds, the Closing Attorney shall not disburse the funds based upon a reasonable interpretation of the Agreement. Instead and notwithstanding any provision to the contrary contained in this agreement, in the event of a dispute regarding the earnest money in an all-cash transaction where the Closing Attorney is representing the Buyer or Seller, the only remedy available to the Closing Attorney to resolve the dispute regarding the disbursement of earnest money shall be to interplead the funds into a court of competent jurisdiction.
9. **Notices To and From Holder.** The notice procedures in the Agreement shall control with regard to all notices to and from Holder. Holder's contact information is set forth in signature pages to this Agreement.
10. **Closing Attorney's Contact Information.** The Closing Attorney named below shall be the Holder in this transaction.

Closing At[redacted]
Address: [redacted]

Phone Number: [redacted]
Fax Number: ______________________________
Email: [redacted]

Buyer's Initials: [redacted] ______ Seller's Initials: [redacted] ______

[redacted]

COMMUNITY ASSOCIATION DISCLOSURE EXHIBIT "B"

RE/MAX Town & Country

Georgia REALTORS®

2022 Printing

This Exhibit is part of the Agreement with an Offer Date of ______________ for the purchase and sale of that certain Property known as: 105 Lake Ridge DR Blue Ridge, Georgia 30513 ("Property").

Directions for Filling Out This Community Association Disclosure ("Disclosure"). Seller must fill out this Disclosure accurately and completely. If new information is learned by Seller which materially changes the answers herein, Seller must immediately update and provide Buyer with a revised copy of this Disclosure up until Closing (see Section B for Seller's payment obligations related to initial and updated Disclosures). Seller should ensure the disclosures being made are accurate by confirming the same with the Community Association ("Association") and/or Association Manager(s).

Buyer's Use of Disclosure. While this Disclosure is intended to give the Buyer basic information about the community in which Buyer is purchasing, Buyer should read the covenants and other legal documents for the community ("Covenants") to fully understand Buyer's rights and obligations therein. This Disclosure does not address all issues that may affect Buyer as the owner of a residence in the community. Assessments in community associations tend to increase over time. The Covenants can normally be amended to reflect the changing preferences in the community.

A. KEY TERMS AND CONDITIONS

1. **TYPE OF ASSOCIATION IN WHICH BUYER WILL OR MAY BECOME A MEMBER** (Select all that apply. The boxes not selected shall not be a part of this Exhibit)
   - ☐ Mandatory Membership Condominium Association
   - ☑ Mandatory Membership Community Association
   - ☐ Mandatory Membership Master Association
   - ☐ Mandatory Membership Age Restricted Community
   - ☐ All units are occupied by person 62 or older.
   - ☐ At least 80% of the occupied units are occupied by at least one person who is 55 years of age or older
   - ☐ Optional Voluntary Association

2. **CONTACT INFORMATION FOR ASSOCIATION(S)**
   a. Name of Association: Lake Ridge Community Association
   Contact Person / Title: Connie Clark
   Association Management Company: ______________
   Telephone Number: 4079473810 Email Address: ______________
   Mailing Address: ______________ Website: ______________

   b. Name of Master Association: ______________
   Contact Person / Title: ______________
   Association Management Company: ______________
   Telephone Number: ______________ Email Address: ______________
   Mailing Address: ______________ Website: ______________

3. **ASSESSMENTS**
   The total annual assessments paid to all the above selected Association(s) is $125 per year and paid as follows: (Select all of that apply. The boxes not selected shall not be a part of this Agreement)
   ☐ Monthly ☐ Quarterly ☐ Semi-Annually ☑ Annually ☐ Other: ______________

4. **SPECIAL ASSESSMENTS**
   a. Buyer's total portion of all special assessments Under Consideration is ______________.
   b. Buyer's total portion of all approved special assessments is ______________.
   c. Approved Special Assessments shall be paid as follows: (Select all that apply. The boxes not selected shall not be a part of this Agreement) ☐ Monthly ☐ Quarterly ☐ Semi-Annually ☐ Annually ☐ Other: ______________
   d. Notwithstanding the above, if the Buyer's portion of any and all special assessment(s) that are passed or Under Consideration after the Binding Agreement Date is $______________ or more, Buyer shall have the right, but not the obligation to terminate the Agreement upon notice to Seller, provided that Buyer terminates the Agreement within five (5) days from being notified of the above, after which Buyer's right to terminate shall be deemed waived.

[redacted]

5. **TRANSFER, INITIATION, AND ADMINISTRATIVE FEES**
To the extent Transfer, Initiation, and Administrative Fees are fully and accurately disclosed by Seller, Buyer shall pay $__________________ for all Transfer, Initiation, and Administrative Fees.

6. **UTILITY EXPENSES**
Buyer is required to pay for utilities which are billed separately by the Association and are in addition to any other Association assessments. The Association bills separately for: ☑ Electric ☑ Water/Sewer ☐ Natural Gas ☑ Cable TV ☑ Internet
☐ Other: ____________________

7. **ASSESSMENTS PAY FOR FOLLOWING SERVICES, AMENITIES, AND COSTS.** The following services, amenities, and costs are included in the Association annual assessment. (Select all which apply. Items not selected in Section 7.a. and/or Section 7.b. shall not be part of this Agreement).

a. **For Property costs include the following:**

☐ Cable TV	☐ Natural Gas	☑ Pest Control	☐ Other: ________
☑ Electricity	☑ Water	☑ Termite Control	☐ Other: ________
☐ Heating	☐ Hazard Insurance	☐ Dwelling Exterior	☐ Other: ________
☑ Internet Service	☐ Flood Insurance	☑ Yard Maintenance	☐ Other: ________

b. **Common Area / Element Maintenance costs include the following:**

☐ Concierge	☐ Pool	☐ Hazard Insurance	☐ Road Maintenance
☐ Gate Attendant	☐ Tennis Court	☐ Flood Insurance	☐ Other: ________
☐ All Common Area Utilities	☐ Golf Course	☐ Pest Control	☐ Other: ________
	☐ Playground	☑ Termite Control	☐ Other: ________
☐ All Common Area Maintenance	☐ Exercise Facility	☐ Dwelling Exterior	☐ Other: ________
	☐ Equestrian Facility	☐ Grounds Maintenance	☐ Other: ________
☑ Internet Service	☐ Marina/Boat Storage	☐ Trash Pick-Up	☐ Other: ________

8. **LITIGATION**. There ☐ **IS** or ☑ **IS NOT** any threatened or existing litigation relating to alleged construction defects in the Association in which the Association is involved. If there is such threatened or existing litigation, please summarize the same below:

☐ Check if additional pages are attached.

9. **VIOLATIONS**. Seller ☐ **HAS** or ☑ **HAS NOT** received any notice or lawsuit from the Association(s) referenced herein alleging that Seller is in violation of any rule, regulation, or Covenant of the Association. If Seller has received such a notice of violation or lawsuit, summarize the same below and the steps Seller has taken to cure the violation.

☐ Check if additional pages are attached.

B. FURTHER EXPLANATIONS TO CORRESPONDING PARAGRAPHS IN SECTION A

1. **TYPE OF ASSOCIATION IN WHICH BUYER WILL OR MAY BECOME A MEMBER**
   a. **Defined:** The primary purpose of a Community Association is to provide for the community, business, and governance aspects of the Association. The Association administers and maintains operation of the community as provided in the deed, Covenants and restrictions, rules and regulations, declaration, and/or other Community Association documents.
   b. **Examination:** Buyer acknowledges that ownership of the Property is subject to declarations, certain restrictions (including the ability to rent the Property), and by-laws, which may include additional costs as a member of a mandatory membership Association. Restrictions are subject to change by actions of the Association.
   c. **Owner Limitations:** If repairs and/or replacement of defects in any common element(s) are the exclusive responsibility of the Association, the owner of the Property is unable to make such replacements and/or repairs.

2. **CONTACT INFORMATION FOR ASSOCIATION(S)**
   a. **Consent of Buyer to Reveal Information to Association(s)**. Buyer hereby authorizes closing attorney to reveal to the Association from whom the closing attorney is seeking a Closing Letter the Buyer's name and any contact information the closing attorney has on the Buyer such as telephone numbers, e-mail address, etc. The closing attorney may rely on this authorization.

[redacted]

3. ASSESSMENTS
   a. **Disclosure Regarding Fees.** Owners of property in communities where there is a Mandatory Membership Community Association are obligated to pay certain recurring fees, charges, and assessments (collectively "Fee") to the Association. Fees can and do increase over time and, on occasion, there may be the need for a special assessment. The risk of paying increased Fees is assumed by the Buyer in living in a community with a Mandatory Membership Community Association.
   b. **Buyer shall pay** a) any pre-paid regular assessment (excluding Special Assessments) due at Closing for a period of time after Closing; and b) move-in fees, including fees and security deposits to reserve an elevator as these fees are not considered Transfer, Initiation, and Administrative Fees.
   c. **Seller shall pay** a) all Fees owing on the Property which come due before the Closing so that the Property is sold free and clear of liens and monies owed to the Association; and b) any Seller move-out Fees, foreclosure Fees or other fees specifically intended by the Association to be paid by Seller.
   d. **Account Statement or Clearance Letter.** Seller shall pay the cost of any Association account statement or clearance letter ("Closing Letter") including all amounts required by the Association or management company to be pre-paid in order to obtain such Closing Letter. Seller shall not be reimbursed at Closing for any amounts prepaid in order to obtain the Closing Letter. Within two (2) days of notice from the closing attorney, Seller shall pay for the Closing Letter as instructed by the closing attorney. Seller's failure to follow the instructions of the closing attorney may cause a delay in Closing and/or result in additional fees being charged to Seller.

4. SPECIAL ASSESSMENTS
   a. **Under Consideration:** For all purposes herein, the term "Under Consideration" with reference to a special assessment shall mean that a notice of a meeting at which a special assessment will be voted upon, has been sent to the members of the Association. If a special assessment(s) has been voted upon and rejected by the members of the Association, it shall not be deemed to be Under Consideration by the Association. Seller warrants that Seller has accurately and fully disclosed all special assessment(s) passed or Under Consideration to Buyer. This warranty shall survive the Closing.
   b. **Liability for Undisclosed Special Assessments:** With respect to special assessment(s) Under Consideration or approved before Binding Agreement Date that are either not disclosed or are not disclosed accurately by Seller to Buyer, Seller shall be liable for and shall reimburse Buyer for that portion of the special assessment(s) that was either not disclosed or was not disclosed accurately.
   c. **Who Pays for Disclosed Special Assessments:** With respect to special assessments, Under Consideration or approved and accurately disclosed above, if an unpaid special assessment is due but may be paid in installments, it shall be deemed to be due in installments for purposes of determining whether it is to be paid by Buyer or Seller. If the special assessment(s) is adopted and due in whole or being paid by installment, installment payments due prior to or on Closing shall be paid by the Seller; and installment payments due subsequent to Closing shall be paid by the Buyer.
   d. **Special Assessments Arising after Binding Agreement Date:** With respect to special assessments that are only Under Consideration after the Binding Agreement Date and are promptly disclosed by Seller to Buyer:
      i. If the special assessment(s) is adopted and due, in whole or in part, prior to or on Closing, that portion due prior to or on Closing shall be paid by the Seller; and
      ii. If the special assessment(s) is adopted and due in whole or part subsequent to Closing, that portion due subsequent to Closing shall be paid by Buyer.

5. TRANSFER, INITIATION, AND ADMINISTRATIVE FEES
   a. **Buyer Pays:** Buyer shall pay any initial fee, capital contribution, new member fee, transfer fee, new account set-up fee, fees similar to the above but which are referenced by a different name, one-time fees associated with closing of the transaction and fees to transfer keys, gate openers, fobs and other similar equipment (collective, "Transfer, Initiation, and Administrative Fees) to the extent the total amount due is accurately disclosed above. Advance assessments due at Closing for a period of time after Closing, shall not be Transfer, Initiation, and Administrative Fees and shall be paid by Buyer.
   b. **Seller Pays:** Seller shall pay any amount in excess of the sum disclosed in Section A(5), even in the event of any later disclosures made by the Seller of increase in such Transfer, Initiation, and Administrative Fees. In the event Seller fills in the above blank with "N/A", or anything other than a dollar amount, or is left empty, it shall be the same as Seller filling in the above blank with $0.00.
   c. **Fees Defined:** All Transfer, Initiation, and Administrative Fees paid by Seller pursuant to this section are considered actual Seller fees and are not a Seller concession or contribution to the Buyer's cost to close.

[redacted]
1 Buyer's Signature

[redacted]
Print or Type Name

Date

2 Buyer's Signature

Print or Type Name

Date

☐ **Additional Signature Page (F267) is attached.**

[redacted]

[redacted]
Print or Type Name

05/21/2022
Date

2 Seller's Signature

Print or Type Name

Date

☐ **Additional Signature Page (F267) is attached.**

[redacted]

DISCLOSURE OF INFORMATION ON LEAD-BASED PAINT AND/OR LEAD-BASED PAINT HAZARDS IN PURCHASE AND SALE TRANSACTIONS ("LEAD-BASED PAINT EXHIBIT")

EXHIBIT " C "

RE/MAX Town & Country

Georgia REALTORS®

2022 Printing

This Exhibit pertains to that certain Property known as: ______________________________, ______________, Georgia __________.

UNDER FEDERAL LAW, THIS EXHIBIT MUST BE SIGNED BY THE SELLER AND BUYER, AND THE BUYER PROVIDED WITH A COPY OF THE LEAD-BASED PAINT BROCHURE PRIOR TO THE BUYER AND SELLER ENTERING INTO A BINDING AGREEMENT. THIS AGREEMENT MUST BE FILLED OUT FOR ALL HOUSING BUILT PRIOR TO 1978.

Disclosure of Information on Lead-Based Paint and/or Lead-Based Paint Hazards

Hazards Lead Warning Statement

Every buyer of any interest in residential property on which a residential dwelling was built prior to 1978 is notified that such property may present exposure to lead from lead-based paint that may place young children at risk of developing lead poisoning. Lead poisoning in young children may produce permanent neurological damage, including learning disabilities, reduced intelligence quotient, behavioral problems, and impaired memory. Lead poisoning also poses a particular risk to pregnant women. The seller of any interest in residential real property is required to provide the Buyer with any information on lead-based paint hazards from risk assessments or inspections in the Seller's possession and notify the Buyer of any known lead-based paint hazards. A risk assessment or inspection for possible lead-based paint hazards is recommended prior to purchase.

Seller's Disclosure

(a) Presence of lead-based paint and/or lead paint hazard *[initial (i) or (ii) below. The section not initialed shall not be part of this Exhibit]*

(i) ____ ____ Known lead-based paint and/or lead-based paint hazards are present in the housing (explain below):

☐ Check box if additional pages of explanations are attached and incorporated herein.

(ii) [redacted] ____ Seller has no knowledge of lead-based paint and/or lead-based paint hazards in the housing.

(b) Reco[redacted]Reports available to the Seller *[initial (i) or (ii) below. The section not initialed shall not be part of this Exhibit]:*

(i) ____ ____ Seller has provided the Buyer with all the available records and reports pertaining to lead-based paint and/or lead based paint hazards in the housing (list document below):

(ii) [redacted] ____ Seller has no reports or records pertaining to lead-based paint and/or lead-based paint hazards in the housing.

Buyer's Acknowledgment *[initial all applicable sections below]:*

(c) ____ ____ Buyer has received copies of all information, if any, listed above.

(d) ____ ____ Buyer has received the pamphlet *Protect Your Family from Lead in Your Home*

(e) Buyer has: *[initial (i) or (ii) below]:*

(i) ____ ____ Received a ten (10) day opportunity (or mutually agreed upon period) to conduct a risk assessment or inspection for the presence of lead-based paint and/or lead-based paint hazards (prior to Buyer being obligated under the Purchase and Sale Agreement); or

(ii) ____ ____ Waived the opportunity to conduct a risk assessment or inspection for the presence of lead-based paint and/or lead-based paint hazards (which shall not prevent Buyer from evaluating the Property for lead-based paint and lead-based paint hazards during any Due Diligence or Right to Request Repairs Period).

[redacted]

Agent's Acknowledgment (Agent who informed Seller of Seller's Obligations should initial).

(f) [redacted] Seller's Agent has informed the Seller of the Seller's obligations under 42 U.S.C. § 4852(d) and is aware of his/her responsibility to ensure compliance.

Certification of Accuracy

The following parties have reviewed the information above and certify, to the best of their knowledge, that the information they have provided is true and accurate.

[redacted]
1 Buyer's Signature Date

[redacted]
Print or Type Name

2 Buyer's Signature Date

Print or Type Name

☐ **Additional Signature Page (F267) is attached.**

[redacted] dotloop verified 10/04/22 6:59 PM CDT DWAW-VGTA-BNRB-CAU7
Buyer's Agent Signature Date

[redacted]
Print or Type Name

[redacted]
Buyer Brokerage Firm

[redacted]
1 Seller's Signature Date

[redacted]
Print or Type Name

2 Seller's Signature Date

Print or Type Name

☐ **Additional Signature Page (F267) is attached.**

[redacted] 05/24/2022
Seller's Agent Signature Date

[redacted]
Print or Type Name

[redacted]
Seller Brokerage Firm

[redacted]

[redacted]

[redacted]

SELLER'S PROPERTY DISCLOSURE STATEMENT
EXHIBIT "D"

RE/MAX Town & Country

Georgia REALTORS®

2022 Printing

This Seller's Property Disclosure Statement ("Statement") is an exhibit to the Purchase and Sale Agreement with an Offer Date of ______________ for the Property (known as or located at: 105 Lake Ridge Drive Blue Ridge, Georgia, 30513). This Statement is intended to make it easier for Seller to fulfill Seller's legal duty to disclose hidden defects in the Property of which Seller is aware. Seller is obligated to disclose such defects even when the Property is being sold "as-is."

A. INSTRUCTIONS TO SELLER IN COMPLETING THIS STATEMENT.
In completing this Statement, Seller agrees to:
(1) answer all questions in reference to the Property and the improvements thereon;
(2) answer all questions fully, accurately and to the actual knowledge and belief of all Sellers;
(3) provide additional explanations to all "yes" answers in the corresponding Explanation section below each group of questions (including providing to Buyer any additional documentation in Seller's possession), unless the "yes" answer is self-evident;
(4) promptly revise the Statement if there are any material changes in the answers to any of the questions prior to closing and provide a copy of the same to the Buyer and any Broker involved in the transaction.

B. HOW THIS STATEMENT SHOULD BE USED BY BUYER. Caveat emptor or "buyer beware" is the law in Georgia. Buyer should conduct a thorough inspection of the Property. If Seller has not occupied the Property recently, Seller's knowledge of the Property's condition may be limited. Buyer is expected to use reasonable care to inspect the Property and confirm that is suitable for Buyer's purposes. If an inspection of the Property reveals problems or areas of concern that would cause a reasonable Buyer to investigate further, Buyer should investigate further. A "yes" or "no" answer to a question means "yes" or "no" to the actual knowledge and belief of all Sellers of the Property.

C. SELLER DISCLOSURES.

1. GENERAL:	YES	NO
(a) What year was the main residential dwelling constructed? 2001		
(b) Is the Property vacant?	☑	☐
If yes, how long has it been since the Property has been occupied?		
(c) Is the Property or any portion thereof leased?	☐	☑
(d) Has the Property been designated as historic or in a historic district where permission must be received to make modifications and additions?	☐	☑

EXPLANATION:

2. COVENANTS, FEES, and ASSESSMENTS:	YES	NO
(a) Is the Property subject to a recorded Declaration of Covenants, Conditions, and Restrictions ("CC&Rs") or other similar restrictions?	☑	☐
(b) Is the Property part of a condominium or community in which there is a community association? **IF YES, SELLER TO COMPLETE AND PROVIDE BUYER WITH A "COMMUNITY ASSOCIATION DISCLOSURE EXHIBIT" GAR F322.**	☑	☐

EXPLANATION:
HOA dues of $125/yr

3. LEAD-BASED PAINT:	YES	NO
(a) Was any part of the residential dwelling on the Property or any painted component, fixture, or material used therein constructed or manufacture prior to 1978? **IF YES, THE "LEAD-BASED PAINT EXHIBIT" GAR F316 MUST BE EXECUTED BY THE PARTIES AND THE "LEAD-BASED PAINT PAMPHLET" GAR CB04 MUST BE PROVIDED TO THE BUYER.**	☐	☑

[redacted]

4. STRUCTURAL ITEMS, ADDITIONS AND ALTERATIONS:	YES	NO
(a) Has there been any settling, movement, cracking or breakage of the foundations or structural supports of the improvements?	☑	☐
(b) Have any structural reinforcements or supports been added?	☑	☐
(c) Have there been any additions, structural changes, or any other major alterations to the original improvements or Property, including without limitation pools, carports or storage buildings?	☐	☑
(d) Has any work been done where a required building permit was not obtained?	☐	☑
(e) Are there violations of building codes, housing codes, or zoning regulations (not otherwise grandfathered)?	☐	☑
(f) Have any notices alleging such violations been received?	☐	☑
(g) Is any portion of the main dwelling a mobile, modular or manufactured home?	☐	☑
(h) Was any dwelling or portion thereof (excluding mobile, modular and manufactured dwelling) moved to the site from another location?	☐	☑

EXPLANATION:

5. SYSTEMS and COMPONENTS:	YES	NO
(a) Has any part of the HVAC system(s) been replaced during Seller's ownership?	☑	☐
(b) Date of last HVAC system(s) service: Approximately 3 yrs ago		
(c) Is any heated and cooled portion of the main dwelling not served by a central heating and cooling system?	☐	☑
(d) Is any portion of the heating and cooling system in need of repair or replacement?	☐	☑
(e) Does any dwelling or garage have aluminum wiring other than in the primary service line?	☐	☑
(f) Are any fireplaces decorative only or in need of repair?	☐	☑
(g) Have there been any reports of damaging moisture behind exterior walls constructed of synthetic stucco?	☐	☑
(h) Are any systems/components subject to a lease or rental payment plan (i.e. HVAC, security system, appliances, alternate energy source systems, etc.)?	☐	☑

EXPLANATION:

6. SEWER/PLUMBING RELATED ITEMS:	YES	NO
(a) Approximate age of water heater(s): 8yrs years		
(b) What is the drinking water source: ☑ public ☐ private ☐ well		
(c) If the drinking water is from a well, give the date of last service:		
(d) If the drinking water is from a well, has there ever been a test the results of which indicate that the water is not safe to drink? If yes, date of testing:	☐	☐
(e) What is the sewer system: ☐ public ☐ private ☑ septic tank		
(f) If the Property is served by a septic system, how many bedrooms was the septic system approved for by local government authorities? 2		
(g) Is the main dwelling served by a sewage pump?	☐	☐
(h) Has any septic tank or cesspool on Property ever been professionally serviced?	☐	☑
If yes, give the date of last service:		
(i) Are there any leaks, backups, or other similar problems with any portion of the plumbing, water, or sewage systems or damage therefrom?	☐	☑
(j) Is there presently any polybutylene plumbing, other than the primary service line?	☐	☑
(k) Has there ever been any damage from a frozen water line, spigot, or fixture?	☑	☐

EXPLANATION:

external spigot pipe froze. Has been replaced and insulated.

[redacted]

[redacted]

7. ROOFS, GUTTERS, and DOWNSPOUTS:	YES	NO
(a) Approximate age of roof on main dwelling: 22 years.		
(b) Has any part of the roof been repaired during Seller's ownership?	☑	☐
(c) Are there any roof leaks or other problems with the roof, roof flashing, gutters, or downspouts?	☐	☑

EXPLANATION:

8. FLOODING, DRAINING, MOISTURE, and SPRINGS:	YES	NO
(a) Is there now or has there been any water intrusion in the basement, crawl space or other parts of any dwelling or garage or damage therefrom?	☐	☑
(b) Have any repairs been made to control water intrusion in the basement, crawl space, or other parts of any dwelling or garage?	☑	☐
(c) Is any part of the Property or any improvements thereon presently located in a Special Flood Hazard Area?	☐	☑
(d) Has there ever been any flooding?	☐	☑
(e) Are there any streams that do not flow year round or underground springs?	☐	☑
(f) Are there any dams, retention ponds, storm water detention basins, or other similar facilities?	☐	☑

EXPLANATION:

10/21 water was leaking via window seal. Area was sealed-no further leaking noted

9. SOIL AND BOUNDARIES:	YES	NO
(a) Are there any landfills (other than foundation backfill), graves, burial pits, caves, mine shafts, trash dumps or wells (in use or abandoned)?	☐	☑
(b) Is there now or has there ever been any visible soil settlement or movement?	☐	☑
(c) Are there presently any encroachments, unrecorded easements or boundary line disputes with a neighboring property owner?	☐	☑
(d) Do any of the improvements encroach onto a neighboring property?	☐	☑
(e) Is there a shared driveway, alleyway, or private road servicing the Property?	☐	☑

EXPLANATION:

10. TERMITES, DRY ROT, PESTS, and WOOD DESTROYING ORGANISMS:	YES	NO
(a) Are you aware of any wildlife accessing the attic or other interior portions of the residence?	☐	☑
(b) Is there any damage or hazardous condition resulting from such wildlife intrusion; from insects (such as termites, bees and ants); or by fungi or dry rot?	☑	☐
(c) Is there presently a bond, warranty or service contract for termites or other wood destroying organisms by a licensed pest control company?	☐	☑
If yes, what is the cost to transfer? $ What is the annual cost? $200		
If yes, company name/contact: Terminex		
Coverage: ☐ re-treatment and repair ☐ re-treatment ☑ periodic inspections only		
Expiration Date 12/31/2022 Renewal Date 12/31/2022		

EXPLANATION:

During a recent inspection, Arrow noted a few holes were visible on external facia with no current activity recommended nor was any treatment recommended.

11. ENVIRONMENTAL, HEALTH, and SAFETY CONCERNS:	YES	NO
(a) Are there any underground tanks or toxic or hazardous substances such as asbestos?	☐	☑
(b) Has Methamphetamine ("Meth") ever been produced on the Property?	☐	☑
(c) Have there ever been adverse test results for radon, lead, mold or any other potentially toxic or environmentally hazardous substances?	☐	☑

EXPLANATION:

12. LITIGATION and INSURANCE:	YES	NO
(a) Is there now or has there been any litigation therein alleging negligent construction or defective building products?	☐	☑
(b) Has there been any award or payment of money in lieu of repairs for defective building products or poor construction?	☐	☑
(c) Has any release been signed regarding defective products or poor construction that would limit a future owner from making any claims?	☐	☑
(d) During Seller's ownership have there been any insurance claims for more than 10% of the value of the Property?	☐	☑
(e) Is the Property subject to a threatened or pending condemnation action?	☐	☑
(f) How many insurance claims have been filed during Seller's ownership? 0		

EXPLANATION:

13. OTHER HIDDEN DEFECTS:	YES	NO
(a) Are there any other hidden defects that have not otherwise been disclosed?	☐	☑

EXPLANATION:

14. AGRICULTURAL DISCLOSURE:	YES	NO
(a) Is the Property within, partially within, or adjacent to any property zoned or identified on an approved county land use plan as agricultural or forestry use?	☐	☑
(b) Is the Property receiving preferential tax treatment as an agricultural property?	☐	☑

It is the policy of this state and this community to conserve, protect, and encourage the development and improvement of farm and forest land for the production of food, fiber, and other products, and also for its natural and environmental value. This notice is to inform prospective property owners or other persons or entities leasing or acquiring an interest in real property that property in which they are about to acquire an interest lies within, partially within, or adjacent to an area zoned, used, or identified for farm and forest activities and that farm and forest activities occur in the area. Such farm and forest activities may include intensive operations that cause discomfort and inconveniences that involve, but are not limited to, noises, odors, fumes, dust, smoke, insects, operations of machinery during any 24-hour period, storage and disposal of manure, and the application by spraying or otherwise of chemical fertilizers, soil amendments, herbicides, and pesticides. One or more of these inconveniences may occur as the result of farm or forest activities which are in conformance with existing laws and regulations and accepted customs and standards.

[redacted]

ADDITIONAL EXPLANATIONS (If needed):

Inspection Repairs:
An inspection was conducted on 8/1/2022 by Blue Ridge Home Inspectors. The report indicated a small list of items that needed some repair. All repairs were completed by licensed contractors-please see inspection report. Repairs include the following:
Hinge adjustments of all "scrubbing" doors, replacement of all rotting wood and replaced with treated wood, joist hangers applied to under-deck as recommended, smoke detector in basement pool room replaced, locks and latches of both French doors replaced, all blown bulbs and fan lights replaced, door to Billiard room is currently stored in utility room in basement, wood on cross beam on front porch inspected and noted solid without rot, area around chimney was properly sealed, Wood at the base of chimney on the roof was replaced and sealed where wood was previously noted moist. Carpenter bee holes filled and bee trap houses added to all 4 sides of cabin to contain carpenter bees, wood inspected around base of basement doors and noted to be intact per contractor, crack in the foundation wall was noted and treated prior to purchase of home. The crack was re-inspected by Mark Cots, licensed contractor reporting the crack was properly filled. The gutter at the SE facing side was noted not to be rusted, but full of leaves. Gutter was subsequently emptied with no additional leaking noted. Leader/extension added to down spout to assist with proper drainage and diversion of water away from house. Two faulty electrical 110 vac GFCI replaced. The first floor bathroom sink was inspected yielding no leaks. Patina was noted on the copper basin which was mistaken for mold. Faucet assembly was securely reattached by a licensed plumber and the diverter was replaced. The hot water heater inspected by plumber and temperature noted at 120 degrees F. The release valve was connected to an appropriate basin by the licensed plumber.

[redacted]

D. FIXTURES CHECKLIST

Directions on HOW TO USE: It is often unclear what constitutes a fixture which remains with the Property versus personal property which does not remain with the Property. **To avoid disputes, Seller shall have the right to remove all items on the checklist below that are left blank. THE ITEMS ON THE CHECKLIST BELOW THAT ARE CHECKED OR MARKED SHALL REMAIN WITH THE PROPERTY.** All items remaining with Property shall include remotes and/or all accessories necessary for use. Unless otherwise indicated, if an item is left blank, the Seller may remove all of that item from the Property. For example, if "Refrigerator" is left blank, Seller may remove all Refrigerators on the Property. This checklist is intended to supersede the common law of fixtures with regard to the items below. The common law of fixtures shall apply to all items not on this checklist. Seller shall remove all items left blank below prior to closing or the transfer of possession, whichever is later. Seller shall lose the right to remove those items not timely removed but shall remain liable for the cost of Buyer having to dispose of such items provided that Buyer disposes of them within 30 days after Closing. In removing items, Seller shall use reasonable care to prevent and repair damage to the area where the item was removed.

Items identified as remaining with the Property shall mean those specific items as they existed in the Property as of the Offer Date. No such item shall be removed from the Property unless it is broken or destroyed. In the event such item is removed, it shall be replaced with a substantially identical item, if reasonably available. If not reasonably available, it shall be replaced with a substantially similar item of equal quality and value, or better. The same or newer model of the item being replaced in the same color and size and with the same functions or better shall be considered substantially identical. This section entitled "Fixtures Checklist" shall survive Closing.

Appliances
- [x] Clothes Dryer
- [x] Clothes Washing Machine
- [ ] Dishwasher
- [ ] Garage Door Opener
- [ ] Garbage Disposal
- [x] Ice Maker
- [x] Microwave Oven
- [x] Oven
- [ ] Refrigerator w/o Freezer
- [x] Refrigerator/Freezer
- [ ] Free Standing Freezer
- [x] Stove
- [x] Surface Cook Top
- [ ] Trash Compactor
- [ ] Vacuum System
- [x] Vent Hood
- [ ] Warming Drawer
- [ ] Wine Cooler

Home Media
- [ ] Amplifier
- [x] Cable Jacks
- [x] Cable Receiver
- [ ] Cable Remotes
- [ ] Intercom System
- [ ] Internet HUB
- [x] Internet Wiring
- [x] Satellite Dish
- [ ] Satellite Receiver
- [ ] Speakers
- [ ] Speaker Wiring
- [ ] Switch Plate Covers
- [x] Television (TV)
- [ ] TV Antenna
- [ ] TV Mounts/Brackets
- [ ] TV Wiring

Interior Fixtures
- [x] Ceiling Fan
- [x] Chandelier
- [ ] Closet System
- [ ] Fireplace (FP)
- [ ] FP Gas Logs
- [ ] FP Screen/Door
- [x] FP Wood Burning Insert
- [x] Light Bulbs
- [x] Light Fixtures
- [ ] Mirrors
  - [ ] Wall Mirrors
  - [ ] Vanity (hanging) Mirrors
- [x] Shelving Unit & System
- [x] Shower Head/Sprayer
- [ ] Storage Unit/System
- [x] Window Blinds (and
- [x] Hardware)
- [ ] Window Shutters (and Hardware)
- [ ] Window Draperies (and Hardware)
- [ ] Unused Paint

Landscaping / Yard
- [ ] Arbor
- [ ] Awning
- [ ] Basketball Post and Goal
- [ ] Birdhouses
- [ ] Boat Dock
- [x] Fence - Invisible
- [ ] Dog House
- [ ] Flag Pole
- [ ] Gazebo
- [ ] Irrigation System
- [ ] Landscaping Lights
- [x] Mailbox
- [ ] Out/Storage Building
- [ ] Porch Swing
- [ ] Statuary
- [ ] Stepping Stones
- [ ] Swing Set
- [ ] Tree House
- [ ] Trellis
- [ ] Weather Vane

Recreation
- [ ] Aboveground Pool
- [ ] Gas Grill
- [x] Hot Tub
- [ ] Outdoor Furniture
- [ ] Outdoor Playhouse
- [ ] Pool Equipment
- [x] Pool Chemicals
- [ ] Sauna

Safety
- [ ] Alarm System (Burglar)
- [x] Alarm System (Smoke/Fire)
- [ ] Security Camera
- [ ] Carbon Monoxide Detector
- [ ] Doorbell
- [x] Door & Window Hardware
- [ ] Fire Sprinkler System
- [x] Gate
- [ ] Safe (Built-In)
- [x] Smoke Detector
- [ ] Window Screens

Systems
- [x] A/C Window Unit
- [ ] Air Purifier
- [ ] Whole House Fan
- [ ] Attic Ventilator Fan
- [x] Ventilator Fan
- [ ] Car Charging Station
- [ ] Dehumidifier
- [ ] Generator
- [ ] Humidifier
- [ ] Propane Tank
- [ ] Propane Fuel in Tank
- [ ] Fuel Oil Tank
- [ ] Fuel Oil in Tank
- [ ] Sewage Pump
- [ ] Solar Panel
- [ ] Sump Pump
- [x] Thermostat
- [ ] Water Purification System
- [ ] Water Softener System
- [ ] Well Pump

Other
- [ ] ______________
- [ ] ______________
- [ ] ______________
- [ ] ______________

Clarification Regarding Multiple Items. Items identified above as remaining with Property where Seller is actually taking one or more of such items shall be identified below. For example, if "Refrigerator" is marked as staying with the Property, but Seller is taking the extra refrigerator in the basement, the extra refrigerator and its location shall be described below. This section shall control over any conflicting or inconsistent provisions contained elsewhere herein.

Items Needing Repair. The following items remaining with Property are in need of repair or replacement:

Ice maker in kitchen freezer: American Home shield is scheduled to replace icemaker on 9/22/2022.

Currently have septic tank inspector scheduled to assist with maintenance of and drainage of septic tank which will be completed prior to sale of home.

RECEIPT AND ACKNOWLEDGEMENT BY BUYER

Buyer acknowledges receipt of this Seller's Property Disclosure Statement.

[redacted]
1 Buyer's Signature

[redacted]
Print or Type Name

Date

2 Buyer's Signature

Print or Type Name

Date

☐ **Additional Signature Page (F267) is attached.**

SELLER'S REPRESENTATION REGARDING THIS STATEMENT

Seller represents that the questions in this Statement have been answered to the actual knowledge and belief of all Sellers of the Property

[redacted] dotloop verified 09/16/22 6:24 PM EDT [illegible]
1 Seller's Signature

[redacted]
Print or Type Name

09/16/2022
Date

2 Seller's Signature

Print or Type Name

Date

☐ **Additional Signature Page (F267) is attached.**

10/04/2022

[redacted]

ALL CASH SALE
(NO FINANCING CONTINGENCY)
EXHIBIT "E"

Georgia REALTORS®

2022 Printing

This Exhibit is part of the Agreement with an Offer Date of 10/04/2022 for the purchase and sale of that certain Property known as: Lot 15 Lake Ridge Drive, Blue Ridge, Georgia 30513.

1. **<u>All Cash Sale</u>.** While Buyer has sufficient liquid assets to purchase the Property in this transaction for "all cash", Buyer:
   A. ☑ reserves the right to pay all or a portion of the purchase price by obtaining an institutional first mortgage secured by a deed to secure debt on the Property; AND/OR
   ☐ reserves the right to pay all or a portion of the purchase price by obtaining a non-institutional first mortgage or other loan (including a private "hard-money" loan).

   [redacted]

   OR

   B. ☑ shall not have the right to obtain a mortgage financing to pay for all or a portion of the purchase price of the Property. The Buyer is not obtaining a loan; therefore, the Buyer has no right to unilaterally extend the closing date for eight (8) days for reasons of mortgage lender delay.

2. **<u>Verification of Funds</u>.** Within 0 days from the Binding Agreement Date Buyer shall be obligated to provide or cause to be provided to Seller information describing in specific detail all of the sources of Buyer's funds to purchase the Property ("Required Information"). The Required Information shall consist of at least one of the following:
   A. A letter or letters from a trust, stock brokerage firm and/or financial institution holding funds, stocks, bonds and/or other assets (hereinafter collectively referred to as "Assets") of or on behalf of Buyer and dated subsequent to the Binding Agreement Date stating that Buyer has funds of at least an amount specified in the letter and/or Assets on deposit with the institution of a value specified in the letter, that are sufficient to allow Buyer to complete the purchase of the Property;
   B. An account statement or statements from the trust, stock brokerage firm and/or financial institution(s) holding funds and/or Assets confirming a specific amount of funds and/or Assets on deposit with the institution. Such account statement must be for the regular time period that such statements are issued immediately preceding the Binding Agreement Date.

3. **<u>Authorization and Security</u>.** Buyer does hereby authorize Seller and Listing Broker to communicate with any person providing information regarding Buyer's source of funds to purchase the Property to verify such information and to answer any questions Seller or Listing Broker may have regarding the source of Buyer's funds to purchase the Property. In providing any account statement to Seller, Buyer shall be entitled to delete or otherwise shield account numbers, social security numbers, telephone numbers and other information the release of which could jeopardize the security of the account or put the Buyer at greater risk of identity theft.

4. **<u>Seller's Right to Terminate</u>.** In the event Buyer fails to provide Seller with the Required Information within the timeframe set forth above, Seller shall notify Buyer of the default and give Buyer three (3) days from the date of the delivery of the notice to cure the same. If Buyer does not timely cure the default, Seller may terminate this Agreement within seven (7) days thereafter due to Buyer's default upon notice to Buyer. In the event Seller does not terminate this Agreement within that timeframe, the right to terminate on this basis shall be waived.

5. **<u>Appraisal Contingency</u>.** In addition to the other rights of Buyer set forth herein, this Agreement ☐ shall or ☑ shall not be subject to the Property appraising for at least the purchase price. Buyer shall have the rights set forth in this exhibit in the event the Property does not appraise for at least the purchase price in accordance with the terms and conditions set forth below:
   A. Type of Appraisal: The appraisal shall be a "certified appraisal" of the Property (as that term is defined in O.C.G.A. § 43-39A-2) performed or signed off by a licensed or certified appraiser (as those terms are defined in the rules and regulations of the Georgia Real Estate Appraiser's Board) and include a statement that the appraiser performed an "independent appraisal assignment" (as that term is defined in O.C.G.A. § 43-39A-2(24)) with respect to the Property.
   B. Selection of Appraiser: The appraiser shall be selected by *[Select one. The sections not selected shall not be a part of this Agreement.]:* ☐ Buyer, ☐ Seller, OR ☐ Other (____________________); and all parties agree that this appraiser shall only perform a single certified appraisal of the Property.

C. Rights of Buyer If Property Does Not Appraise: If any appraisal performed pursuant to and in accordance with this exhibit is for less than the purchase price of the Property, the Buyer shall have the right to request within ________ days from the Binding Agreement Date that Seller reduce the sales price of the Property to a price not less than the appraisal price by submitting an Amendment to Sales Price ("ATSP") to Seller along with a complete copy of the appraisal which is for less than the purchase price. In the event that Buyer does not submit an ATSP within the time frame referenced above, Buyer shall be deemed to have waived Buyer's right to request a reduction in the sales price and this Agreement shall no longer be subject to an appraisal contingency. The time limit of the offer for the Seller to accept or reject the ATSP shall run through the earlier of: (1) three (3) days from the date that the ATSP is delivered to Seller; or (2) the time of closing (excluding any extensions of the closing resulting from the unilateral extension of the closing date).

If Seller does not accept the ATSP, Buyer shall have the right, but not the obligation, to terminate this Agreement without penalty upon notice to Seller, provided that such notice is given within three (3) days of the earlier of: (a) the date that Buyer receives notice that Seller has not accepted the ATSP; or (b) the last date Seller could have accepted the ATSP. In neither circumstance shall the Buyer's right to terminate extend beyond the time of closing.

D. Buyer Not Obligated to Seek Price Reduction: Nothing herein shall require Buyer to seek any reduction in the sales price of the Property. If Buyer does not seek a reduction in the sales price, Buyer shall be obligated to purchase the Property for the price agreed to by the parties in the Agreement.

Buyer's Initials: [redacted] ________ Seller's Initials: [redacted] ________

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475

[redacted]

[redacted] 10851 [redacted]

DECLARATION OF COVENANTS, RESTRICTIONS, PROPERTY OWNERS ASSOCIATION AND LIMITATIONS RUNNING WITH THE LAND for LAKE RIDGE SUBDIVISION

THIS DECLARATION OF COVENANTS, RESTRICTIONS, PROPERTY OWNERS ASSOCIATION AND LIMITATIONS, made and published this 25th day of June, 1999 by JPF ENTERPRISES, INC., Developer of Lake Ridge Subdivision ("Declarant").

WHEREAS, Declarant is the owner of that real property (hereinafter referred to as the "Property") located in Land Lots 311 and 312 of the 8th District and 2nd Section of Fannin County, Georgia, containing 29.79 acres and further delineated in individual and numbered lots as shown on that Plat of Survey for Lake Ridge Subdivision by Robert J. Breedlove, G.R.L.S. No. 2228, dated November 2nd, 1998, recorded in Plat Hanger A-557, Page(s) 3-4 in the Office of the Clerk of Superior Court of Fannin County, Georgia; said plat being incorporated herein for a more complete and accurate description of the property subject to the provisions of this document; and

WHEREAS, it is the intent of Declarant to establish a general plan and uniform scheme of development and improvement of the property; and

WHEREAS, Declarant wishes to provide for the preservation and enhancement of property values, amenities and opportunity within the property in order to contribute to the personal and general health, safety and welfare of the property owners and residents therein and do maintain the land and improvements therein, and to this end wish to subject

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the Property to the covenants, restrictions, owners association, easements, reservations, assessments, charges, liens and other provisions hereinafter set forth;

NOW THEREFORE, for and in consideration of the premises and of the benefits to be derived by Lake Ridge Subdivision and each and every subsequent owner of any of the lots in said development, Declarant does hereby set up, establish, promulgate and declare the following to apply to all of said lots and to all persons owning said lots, or any of them, hereafter. These covenants shall become effective immediately and run with the land and shall be binding on all persons claiming under and through JPF Enterprises, Inc., its heirs, successors, assigns, and Lake Ridge Subdivision, to-wit:

ARTICLE ONE
DEFINITIONS

The following terms, as used in this Declaration, shall have the following meanings:

1.1 DECLARANT shall mean JPF Enterprises, Inc., its successors and assigns.

1.2 LOT shall mean and refer to any platted subdivision lot or parcel in the Property described above.

1.3 OWNER shall mean and refer to the record owner, whether one or more persons or entities, of any lot which is a part of the this declaration, including contract sellers and Declarant.

1.4 ASSOCIATION shall mean and refer to Lake Ridge Subdivision Property Owners Association, its successors and assigns.

ARTICLE TWO
PROPERTY SUBJECT TO THIS DECLARATION

2.1 EXISTING PROPERTY. The initial property subject to this Declaration upon the recordation hereof in the county public records, are the Property.

2.2 ADDITIONAL PROPERTY. Declarant may, at any time and from time to time, subject additional property to this Declaration, describing such additional property. Such amendments may be made by Declarant without the joinder or consent of the other owners or mortgagees of any portion of the Property, or any other person or entity.

ARTICLE THREE
USE RESTRICTIONS

3.1 SEWAGE DISPOSAL. A septic tank and proper drain field, in accordance with the standards of the Health Department of the State of Georgia, shall be used for sewage disposal for all improvements located on the Property.

3.2 TEMPORARY STRUCTURES. No structure of a temporary character, such as a basement, trailer, tent, shed, shack, garage, barn or other outbuilding will be used on any lot at any time as a residence whether temporarily or permanently (provided however, that this paragraph shall not be deemed or construed to prevent the use of temporary construction, shed, or trailer during the period of actual construction of any residential structure on the such property, or the use of adequate sanitary toilet facilities for workmen which may be provided during such construction.) No outbuilding, garage, shed, shack tent, trailer or temporary building of any kind shall be erected prior to commencement of the construction process.

3.3 MANUFACTURED HOME OR MOBILE HOME. No manufactured home, mobile home or motor home of any type shall be used or located on any lot at any time whether temporarily or permanently.

3.4 RESIDENTIAL USE. There shall be only one single family, private, residential dwelling per lot, and no further subdivision of lots shall be allowed. No residence may be used as a school, church, kindergarten, or business/commercial enterprise of any type, and no such activity shall take place on any lot whether temporarily or permanently. All construction shall be completed within six (6) months of the date the construction process begins. No accumulation of discarded personal effects, debris, waste or garbage shall be permitted on any lot at any time.

3.5 CLOTHESLINES. No clotheslines or outside drying area shall be located on any lot unless screened in such a manner as to be concealed, by fencing and/or landscaping, to any bystanders.

3.6 INSURANCE. No owner shall permit or suffer anything to be done or kept within its lot, or make any use of the Property, which will increase the rate of insurance of any portion of the Property.

ARTICLE FOUR
BUILDING REQUIREMENTS

4.1 <u>MINIMUM BUILDING REQUIREMENTS</u>. The following shall be minimum requirements for construction of any improvement on any lot.

4.1.1 <u>Dwelling Size</u>. No dwelling will contain less than 1,600 square feet of heated living area as to the main living area. The calculation of square footage of floor area living shall not include: garages, basements, covered walks, open and/or screened porches, patios, terraces, pool area or other similar areas. Square footage measurements shall be taken from the outside exterior walls of dwellings.

4.1.2 <u>Building Control</u>. It is the aesthetic goal of this development that all improvements shall be considered appropriate in appearance. Accordingly, all exterior finish must be of permanent type such as rock or brick veneer, wood siding, log house or other architecturally similar and compatible dwelling type. No masonite construction shall be allowed. No vinyl siding shall be applied to any improvement except as to the eaves area. The exterior finish on the siding shall be a material and color that blends with the surroundings. No structure of any type will be placed upon those portions of the property reserved for utilities for drainage or pipe easements, for Lake Ridge Subdivision owners' ingress and egress, nor will the roadways be obstructed, blocked, or modified in any way not clearly in the Lake Ridge Subdivision owners' interest. All construction shall be in compliance with state and local building codes at all times.

There shall be no flat roofs on homes. Flat roofs shall be permitted *only* over porch and deck areas. Metal roofs are permitted only if metal is covered with permanent enamel or vinyl type coating. Any swimming pool to be constructed shall be a permanent, in-ground type.

Air conditioning units shall be properly screened from general view. No metal or chain link fences shall be permitted unless screened from general view.

4.1.3 <u>Driveways</u>. All driveways and parking areas shall have a hard surface constructed of either concrete, gravel, and/or asphalt. Driveways may connect to the street

ARTICLE FOUR
BUILDING REQUIREMENTS

4.1 MINIMUM BUILDING REQUIREMENTS. The following shall be minimum requirements for construction of any improvement on any lot.

4.1.1 Dwelling Size. No dwelling will contain less than 1,600 square feet of heated living area as to the main living area. The calculation of square footage of floor area living shall not include: garages, basements, covered walks, open and/or screened porches, patios, terraces, pool area or other similar areas. Square footage measurements shall be taken from the outside exterior walls of dwellings.

4.1.2 Building Control. It is the aesthetic goal of this development that all improvements shall be considered appropriate in appearance. Accordingly, all exterior finish must be of permanent type such as rock or brick veneer, wood siding, log house or other architecturally similar and compatible dwelling type. No masonite construction shall be allowed. No vinyl siding shall be applied to any improvement except as to the eaves area. The exterior finish on the siding shall be a material and color that blends with the surroundings. No structure of any type will be placed upon those portions of the property reserved for utilities for drainage or pipe easements, for Lake Ridge Subdivision owners' ingress and egress, nor will the roadways be obstructed, blocked, or modified in any way not clearly in the Lake Ridge Subdivision owners' interest. All construction shall be in compliance with state and local building codes at all times.

There shall be no flat roofs on homes. Flat roofs shall be permitted *only* over porch and deck areas. Metal roofs are permitted only if metal is covered with permanent enamel or vinyl type coating. Any swimming pool to be constructed shall be a permanent, in-ground type.

Air conditioning units shall be properly screened from general view. No metal or chain link fences shall be permitted unless screened from general view.

4.1.3 Driveways. All driveways and parking areas shall have a hard surface constructed of either concrete, gravel, and/or asphalt. Driveways may connect to the street

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at two points and such connections shall provide continuity of the drainage swale and shall blend into the street surface.

4.1.4 Buildings Location. No building or other structure shall be located on any lot nearer than twenty five (25) feet from the right of way of the street. No building or other structure shall be located nearer than twenty (20) feet to an inside lot line. New lot lines made by combining more than one of the lots will govern.

4.1.5 Painting. Painting of all exterior painted surfaces of improvements shall be adequately done by owner at least once every ten (10) years.

4.1.6 Utility Lines. All utility lines (including electrical, telephone and cable TV lines) shall be placed underground.

4.1.7 Satellite Dishes. No satellite dishes more than twenty four (24) inches in diameter are permitted.

4.1.8 Signs. No signs of any type shall be displayed to public view on any portion of said property except one (1) sign advertising the property for sale, or a temporary builder sign and one (1) sign identifying the residence by owner's name and its Emergency 911 address. All such signs shall be professionally lettered and neatly installed.

4.1.9 Property Appearance. The owner of each lot (whether vacant or occupied) in the subdivision shall maintain the lot in a neat and attractive condition.

ARTICLE FIVE
MAINTENANCE OF ROADWAY, IMPROVEMENTS AND WATER SYSTEM

5.1 COZY COVE LANE and LAKE RIDGE DRIVE. Until such time, if ever, as the Private Roads are dedicated to and unconditionally accepted by the appropriate governmental authorities, each of the owners covenant and agree to participate and cooperate, on a pro rata basis, in the repair, replacement, maintenance and operation of the Private Roads and to maintain all slopes or other supports on all lots for purposes of providing lateral support to the Private Roads including, but not limited to, costs and expenses. It is expressly acknowledged and understood by the owners that damage to the subdivision roads caused directly by any construction by or other activities of a particular owner shall be the responsibility of said owner to repair. Said damage shall include, but

not be limited to, that damage caused by irresponsible use of and/or loading on said roads during adverse conditions.

5.2 RESPONSIBILITY. Owners shall be solely responsible for any repairs, and costs of such repair, for the acts of their guests, invitees, agents or family members for damage to the private roads, Cozy Cove Lane and Lake Ridge Drive, caused by gross negligence, intentional misfeasance of usage of the Private Roads in a manner not constituting reasonable, ordinary, everyday or typical use of the Private Roads. All such repair shall be completed in a timely and workmanlike manner.

5.3 COMMONLY OWNED WATER SYSTEM. In the event that there is no water service provided by the City of Blue Ridge, Declarant does hereby grant to the Owners, their heirs, successors and assigns, a full and complete non-exclusive and perpetual easement to draw water from said water system for reasonable residential use (only) along the water lines which are/or are to be installed. Declarant has reserved an easement for this purpose across any lot across which such water lines run and Declarant shall convey to the Purchaser of any subdivision lot an interest in those other lots in the development as to any portion of said main water system which may cross an owner's lot at any point whether or not said water lines are found to be inside or outside the 40-foot wide road easement area shown on the recorded survey of the subdivision or owner's lot. Said reserved easement shall be for the purposes of providing repair and maintenance to the water system described herein.

5.3.1 DISCLAIMER OF WARRANTY. Declarant makes no warranty as to the potability of the water supply and each owner agrees to release, hold harmless and indemnify the Declarant and other owners from any injury or damages arising out of the use of the well and the water for any reason than intentional acts committed for the purpose of causing harm or injury to the user. In no event shall Declarant be responsible for the quality and purity of the water furnished to the owners beyond any regulations, ordinances or laws whether federal, state or local. Nothing contained in these Declarations shall be construed as enlarging the liability of the Declarant for personal injuries to owners and members of any owner's family or any other persons and Declarant shall be liable for such injuries only if Declarant is negligent and such negligence shall be determined without

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regard to the provisions of these Declarations. Declarant agrees to allow such inspections of the water system as may be required by law on behalf of any governmental agency.

5.3.2 NO TRESPASS. In the event that the water lines of any owner shall be come damaged or thorough inadvertence on the part of said Owner shall become faulty or in need of repair resulting in the loss or leakage of water from said system, Declarant and the Owner or owners of the premises, or the city in the case of a city provided water system, shall not be guilty of trespass in order to cut off said water system at the connection to the main water line until the Owner shall repair its water lines so that further loss or leakage of water from the system is prevented.

5.3.3 WELL SERVICE COMPANY. In the case of a private commonly owned water system, nothing contained in these Declarations shall prohibit the Declarant or the Lake Ridge Subdivision Property Owners Association (the "Association") from placing the water system under the management of a reputable well service company. All parties hereto agree to accept and cooperate with such well service company, and to be bound by the terms of any service agreement with such well service company.

5.3.4 RESPONSIBILITY. Owners shall be solely responsible for any repairs, and costs of such repair, for the acts of their guests, invitees, agents or family members for damage to the commonly owned water system, caused by gross negligence, intentional misfeasance of usage of the system in a manner not constituting reasonable, ordinary, everyday or typical *residential* use of the system. All such repair shall be completed in a timely and workmanlike manner.

5.3.5 ROUTINE MAINTENANCE. Until such time as the Declarant quitclaims the water system into the Lake Ridge Subdivision Property Owners Association (the "Association"), Declarant shall remain responsible for the routine maintenance of the system. After the system has been quitclaimed, the Association shall be responsible for the routine maintenance.

ARTICLE SIX
EASEMENTS

6.1 EASEMENT GRANTS. The following easements are hereby granted and/or reserved over, across, and through the property.

6.1.2 ROAD INGRESS AND EGRESS. There is hereby granted to all subdivision lot owners, their heirs, successors, and assigns, a reciprocal easement for ingress and egress across all roadways contained in the subdivision.

6.1.3 MORTGAGEE RIGHTS. An easement is hereby granted to each mortgagee of a lot(s) for the purpose of access to the Property subject to the mortgage.

6.1.4 PUBLIC EASEMENTS. Fire, police, health, sanitation, medical, ambulance and other public service personnel and their vehicles have a perpetual, non-exclusive easement of ingress and egress over and across all roadways contained in the subdivision for the performance of their respective duties.

6.1.5 GATED ENTRANCE. Unless Cozy Cove Lane and Lake Ridge Drive shall be taken into the county road system pursuant to applicable law, nothing contained in this Declaration shall prohibit the installation and maintenance of a gate across Ridge View Spur at the entrance to the subdivision. In the event such a gate is placed upon the Property, such gate and its use shall be governed by the Lake Ridge Subdivision Property Owners Association (the "Association"), and said gate shall not inhibit, in any way, the peaceful and unfettered enjoyment of the easements described herein. Further, all owners shall be given two (2) keys to the lock on the gate. At no time shall the lock be changed or removed by any entity other than the Association.

6.1.6 COMMONLY OWNED WATER SYSTEM. The easements described in Section 5.3 et seq. above are restated as if same were set forth verbatim herein.

ARTICLE SEVEN
LAKE RIDGE SUBDIVISION PROPERTY OWNERS ASSOCIATION

7.1 MEMBERSHIP. All lot owners become members of the LAKE RIDGE SUBDIVISION PROPERTY OWNERS ASSOCIATION (the "Association") at time of closing. Each lot shall enjoy one (1) vote only regardless of whether the lot is owned by multiple title holders owning jointly. The Declarant and its successors are all members of the Association until all lots are sold.

Upon the sale of the last lot in the subdivision, Declarant shall convey into this Association, by quit-claim deed, all roadways, utilities, and common areas, if any.

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484

An Association meeting shall be called and convened each year at some time during the months or July or August. The Declarant shall preside as temporary chairman at the first Association meeting until a Board of Directors is elected. Written notice of any meeting called shall be sent to all Association members not less than thirty (30) days nor more than sixty (60) days in advance of the meeting. At the meeting the presence of members either in person or by proxies entitled to cast sixty percent (60%) of all votes shall constitute a quorum.

7.2 ASSESSMENTS. Except for the Declarant, the owners of each lot owned within the Property by acceptance of a deed therefor, hereby covenants, whether or not it shall be so expressed in such deed, and is deemed to covenant and agree to pay the Association annual assessments and special assessments.

The annual assessments, together with interest costs and reasonable attorney's fees shall be a charge on the land and shall be a continuing lien upon the property against which each such assessment is made. Each such assessment, together with interest, costs, and reasonable attorney's fees, shall also be the personal obligation of the person who is the owner of such property at the time when the assessment fell due. The personal obligation for delinquent assessments shall not pass to his successors in title unless a judgment entered by a court of competent jurisdiction against the delinquent property owner has been entered upon the general execution docket, as maintained by the Clerk of Fannin County Superior Court, or is otherwise expressly assumed by them.

7.3 ASSESSMENT PURPOSE. The assessments levied by the Association shall be used exclusively to promote the recreation, health, safety and welfare of the residents in the subdivision, for the improvement and maintenance of the road and any common areas, if any, of the homes situated upon the Property, and the commonly owned water system. Moreover, there shall be no separate monthly water usage fees for each lot as same are included in the annual assessment.

7.4 ASSESSMENT AMOUNT. Until January 1st of the year immediately following the conveyance of the first lot to an owner, the assessment shall be One Hundred and 00/100 Dollars ($100.00) annually per lot if city water is available to the property; in the event that city water is not available, then said assessment shall be Three Hundred Sixty

and 00/100 Dollars ($360.00) annually, said sum to include all water usage fees. However, this assessment shall not apply to Declarant.

7.4.1 From and after January 1st of the year immediately following the conveyance of the first lot to an owner, the annual assessment may be increased each year not more than five percent (5%) above the maximum assessment for the previous year without the vote of the membership.

7.4.2 From and after January 1st of the year immediately following the conveyance of the first lot to an owner, the annual assessment may be increased above five percent (5%) by a vote of two-thirds (2/3) of the membership who are voting in person or by proxy, at a meeting duly called for this purpose.

7.4.3 Special assessments may be made for any lawful purpose by a two-thirds (2/3) vote of the membership at the meeting.

7.4.4 In the event any party (owner/association member) hereto does not fulfill the covenants, agreements, and obligations set forth in this membership agreement, then each and every other member hereto shall have the right, but not the obligation, to take all necessary action and seek any remedy, legal and/or equitable, in the discretion of such party; and failure to immediately prosecute any breach of the provisions herein shall not be deemed a waiver of any party's rights or remedies.

All costs and expenses incurred by such a party in exercising its cure rights under the Agreement, including, without limitation, reasonable attorney's fees, shall be paid to the curing party by the defaulting party upon demand. In the event such costs and expenses incurred are not reimbursed within forty-five (45) days of the demand for payment of same, such costs and expenses shall bear interest at the rate of the lesser of the maximum amount permitted by applicable law or twelve percent (12%) per annum from the date of such demand.

7.4.5 The lien of the assessments provided for herein shall be subordinate to the lien of any first mortgage. Sale or transfer of any lot shall not affect the assessment lien. However, the sale or transfer of any lot pursuant to mortgage foreclosure or any proceeding in lieu thereof, shall extinguish the lien of such assessment as to payment

which became due prior to such sale or transfer. No sale or transfer shall receive such lot from liability for any assessment thereafter becoming due or from the lien thereof.

7.5 PROPERTY RIGHTS. Every owner shall have a right and easement of enjoyment on, over, across and through which shall be appurtenant to and shall pass with the title to every lot, subject to the following provisions:

7.5.1 The right of the Association to suspend the voting rights and right to use the recreation facility by an owner for any period during which an assessment against the Lot remains unpaid; and for a period not to exceed sixty (60) days for any infraction of its published rules and regulations.

7.6 DISCLAIMER, RELEASE AND INDEMNIFICATION. No warranty, either express or implied, is made as to the potability of the water obtained via the commonly owned water system or to its fitness for a particular purpose. In consideration of the mutual covenants, between the owners and themselves and owners and Declarant, contained herein, the owners and Declarant do hereby covenant and agree to release, hold harmless, and indemnify the other(s) from any damages or injuries arising out of the water system or its use thereof.

ARTICLE EIGHT
DURATION

8.1 DURATION OF COVENANTS AND RESTRICTIONS. These covenants and restrictions shall run with said land and shall be binding upon all portions and all persons claiming them for a period of twenty-five (25) years from the date at which time said covenants shall be automatically extended for each successive ten (10) year period unless any instrument signed by a majority of the then recorded owners of the land agree to change said covenants in whole or in part, is executed *and recorded* on the records of the Office of the Clerk of Superior Court of Fannin County, Georgia.

8.2 BINDING OF HEIRS, ETC. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the Declarant and owners and their respective heirs, administrators, executors, legal representatives, successors and assigns. Time is of the essence in each and every provision of these Agreements.

[redacted]

SO EXECUTED this 28 day of Dec, 1999.

[redacted]

Attested to:

By: [redacted]

(Corporate Seal)

Signed, sealed and delivered in the presence of:

[redacted]

[redacted] 7:23

AA negamls.com

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View 33 of 82



105 LAKE RIDGE DR		**Blue Ridge GA 30513**

List Price: **599,900** Type: **Residential**
Mls#: **317985** DOM: **95** CDOM: **114** Status: **Active**
Area: **Ar 6 Fannin, Sub 3** Year Built: **2001**
Tax IDs: 0032 07110
Selling Broker Commission: **3** Variable Com: **Yes**

Beds: **4** Master: **Upper Floor**	SQ Ft Above: **1,558** Below: **972**	LLot: **311,312** District: **8**
Full Baths: **3** Partial Baths:	Total: **2,530** Source: **Seller**	Section: **2** Lot: **6**
# Beds UP: **1** Main: **2** Lower: **1**	Water Name:	Deed Bk: **1094** Deed Pg: **106**
Acreage: **1.09** Additional Acreage: **No**	Subd: **Lake Ridge**	Plat Bk: **A557** Plat Pg: **3**
Plat/Survey Available: **Yes** Fireplaces: **1**	Distance to Town: **Under 5 Miles**	County: **Fannin**
Restriction/Covent: **Yes** Garage Spaces: **1**	Fees/Dues: **Yes** 125 /Annual	Township:
Special Condition:	Schools: **Fannin**	

Limited Service Will Not Provide:

View: **Mountain, Seasonal, Year Round, Lake, Long Ran**	Heating: **Central, Electric, Fireplace/Wood, Fireplace - vented**
Terrain: **Level, Gentle, Rolling**	Cooling: **Central Electric, Central Heat Pump**
Frontage: **Road**	Roof: **Metal**
Road: **Paved**	Basement: **Finished, Full**
Driveway: **Asphalt**	Parking: **Driveway, Basement Garage, See Remarks**
Water: **Public Utilities**	Windows: **Insulated, Wood**
Sewer: **Septic**	Laundry: **Main Floor, Basement**
Style: **Chalet, Cabin, Country/Rustic**	Floors: **Concrete Slab, Wood, Tile**
Construction: **Frame, Log**	Amenities:
Exterior Finish: **Wood Siding, Log Siding, Solid Log, Stone**	Financing Terms: **Cash Finance, VA/FHA**
Completion: **Resale**	Closing Info: **Possession At Closing, Possession Negotiable, Im**

Appliances: **Refrigerator, Range, Microwave, Dishwasher, Washer, Dryer**
Interior: **Cable TV Available, Hi-speed Internet, Ceiling Fans, Cathedral Ceilings**
Exterior: **Porch, Deck, Fence, Wooded Lot, Garden Spot, Wrap Around Deck, Private Location, Hot Tub, Firepit Area**
Rooms: **Den/Office, Living Room, Dining Room, Kitchen, Laundry Room, Bonus Room, Great Room, Loft Room, Eat In Ki**

Hwy 515/Orvin Lance Dr, lake Orvin Lance Dr SW. Go 0.2 mi, turn left onto Old Hwy 76. Go 0.3 mi, turn right onto Dry Branch Rd. Go 1.3 mi. turn right onto Lake Ridge Dr. Go 0.1 mi, keep right on Lake Ridge Dr. Follow to 105 Lake Ridge Dr on left.

Location, Location,Location! You'll LOVE not only the location but also the seasonal Blue Ridge lake views from this beautiful one of a kind mountain retreat! Just a few of the many features of this beautiful cabin are rustic cabinetry and copper vessel sinks, vaulted beamed ceilings, wood burning fireplace, granite countertops, newly surfaced floors, freshly painted porches & decks, fenced dog lot, all paved access & so much more!Would make a great short term vacation rental.Enjoy the large deck with hot tub and fire pit or a game of pool in the terrace level game room.With easy access to a boat launch, the Appalachian Trail & Aska Adventure Area, schools, and downtown Blue Ridge, what more could you ask for?Enjoy the life you've dreamed of with any outdoor recreation footsteps away!

Lockboxes are located on the porch post on the Right side of the cabin when you pull up - Go up stepts to Right to dining room doors to enter.

Owner: **MA**	Phone:	Show: **Sign, Neg Lockbox, Go to Property**
List Agent: **Nathan Fitts**	Phone: 706-455-8988	Co-List: **Keri Conner** Ph: 706-455-0488
List Office: **REMAX Town & Country - Fitts REMAX3**	Phone: 706-632-3000	Fax: 706-258-3000 Brokerage #: **63280**
Agency: **Exclusive Right of Sale**	Email: **Nathan@NathanFitts.com**	Agent lic#: **216251**



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Inventory Items of Personal Property in Home
105 Lake Ridge Drive, Blue Ridge, Georgia 30513

Items highlighted in yellow are owned by the Seller
Items not highlighted are owned by North Georgia Home Staging, LLC

Outside
6 plastic Adirondack chairs around fire pit @ $35.00 each - $210
6 throw pillows in Adirondack chairs @ $20 each - $120
2 black outdoor chairs on side covered porch outside bedroom @ $95 each - $190
1 side table between black chairs on side covered porch $75
2 yellow throw pillows on black chairs @ $20 each - $40
Wood dining room table - $350.00
4 wood dining room chairs $50.00 each - $200.00
Wood bowl w/ pinecones on outdoor dining table - $45
Metal hanger and outdoor lantern - $32
Wood bench on covered porch - $115
3 throw pillows on wood bench @ $20 each - $60

Dining Room
Home sweet Home Sign - $35
Round Dining Table – metal base wood top - $850
5 gray upholstered dining room chairs @ $125 each - $625
2 metal and wood candle holders on dining room table - $60
Metal hook/leash holder $10.00
2 artwork pieces – exterior wall next to windows - $130
Antique metal saw $45.00

[redacted]

Living Room
Leather Couch $500.00
Leather Loveseat $350.00
Leather Recliner $150.00
9 throw pillows @ $20 each - $180
Large wood mirror over loveseat - $175
Wood candle holder on side table - $30
Side table – wood Adirondack look next to recliner - $85
Wood side table next to loveseat - $90
2 end tables (lamps are sitting on) @ $225 each - $450
2 end table lamps @ $95 each - $190
Wood & metal coffee table - $579
Area Rug (stripe) - $165
Lantern (solar) on mantle - $55
4 metal candle holders' w/ candles on mantle - $90
Large artwork on mantle - $275
Small vases on side table next to recliner - $30

[redacted]

Wood bear on mantle - $50
Round different colored wood mirror on wall - $65
Tray on coffee table (wood) - $55
3 ceramic buoys on tray on coffee table - $121
Large flower canvas artwork $45.00
Distressed green chest/pie safe - $200.00
3 vases on green chest/pie safe - $125.00
Lamp on green chest/pie safe - $95
Ski hanging on wall $150.00
Sled hanging on wall $200.00

<u>**Kitchen**</u>
2 tier metal/wood tray - $95
Fake fruit (yellow and orange) in 2 tier metal/wood tray - $35
Metal silverware organizer - $45
3 gray metal cannisters - $35
Coffee maker - $50
Candle in glass vase - $18
Utensils - $25
Utensil holder - $18
Bear on top of cabinets $45.00
You're such a bad influence wooden sign - $20
Tray coffee pot and cups are sitting on - $45
2 coffee mugs on tray w/ coffee pot - $25
Black resin deer head (black and gold) - $136
Oil & vinegar dispenser - $40

[redacted]

<u>**Main Level Bedroom #1**</u>
Full/Queen Metal Headboard - $285
Metal bed frame - $115
Mattress & Box springs, slats - $600
2 metal crosses hanging on wall $35.00
Black metal bird artwork hanging above bed - $115
Flower canvas artwork $28.00
End table - $190
Lamp on end table - $95
Full/Queen Comforter - $75
4 standard pillows @ $25 each - $100
3 throw pillows @ $20 each - $60

<u>**Main Level Bedroom #2**</u>
Full/Queen size Log bed, headboard, footboard, rails, frame - $900
Bedding (comforter, 2 shams, comforter at bottom) - $150
Full/Queen size mattress/box springs - $650
3 throw pillows @ $20 each - $60
Metal star on wall - $40
2 hanging artwork wood looking pieces - $20
Large, framed cabin scene picture in bronze frame - $125

[redacted]

2 chevron metal designed nightstands - $265
2 wood and metal end table lamps w/ square shades - $215

Main Level Bathroom
Shower curtain - $18
2 white towels hanging on towel rack - $16
Matching cup & toothbrush holder on vanity - $20
Wicker style tissue holder - $4.00
Selfies & Enjoy Poop pictures hanging on wall above toilet - $65

Master Bedroom (Loft)
Whitewashed pallet wood King Headboard - $700
King metal bedframe & slats - $125
King Size Mattress & Box springs - $700
Bedding (comforter, 4 King size pillows, 3 throw pillows, bed skirt, comforter across bottom of bed) - $145
2 whitewashed pallet wood nightstands @ $275 each - $550
2 glass and black metal lamps on nightstands @ $140 each - $280
2 gray vinyl barrel chairs @ $200 each - $400
Wood & metal coffee table in front of barrel chairs - $200
Area rug - $115
2 white birds on coffee table - $40
2 gray/tan/white striped throw pillows - $35
Large flower canvas artwork - $90
Wood TV cabinet $125.00
TV mounted on wall $100.00
Faux plant in wood box on TV cabinet $35 [redacted]

Master Bathroom (upstairs loft)
Striped Rug - $110
Brown shower curtain w/ leaf rings - $20
Wood bench in corner - $105
3 throw pillows on bench - @ $15/each - $45
Tissue box holder on vanity - $14
Fishing toothbrush holder on vanity $12
Black metal toilet paper holder - $25

Basement Recreation Room
30513 it's not just a zip code sign - $125
Hanging Bourbon sign - $110
Wine rack - $75
Bottles of wine – not for sale
Sideboard piece/liquor cabinet under wine rack - $300
Shaker Set - $25
Metal tray on sideboard - $20
GA metal bucket - $38
4 martini glasses - $35
3 champagne glasses - $22

Black metal art - $125
Wine opener - $55
6 clear glass tumblers - $20
3 cocktail glasses - $25
Staging TV – not for sale
Accent Chair - $350
Yahtzee & Hollywood Game Night Games - $110
Wine aerator - $100
End table lamp - $90
2 industrial metal & wood end tables @ $220 each - $440
Round coffee table - $220
Area Rug - $115
Futon $175.00 (Futon frame is Michelle's the cover/mattress is Nathan's)
4 throw pillows on futon - $80
Black metal vases in holder w/ flowers on coffee table - $75
Cabin & Lake Arrow wood signs hanging on wall - $65
Metal card table & 2 chairs $275
Twig up light lamp next to accent chair on end table -$55
Red throw pillow in accent chair - $20
Wood bench at foot of stairs - $175
Map/artwork at foot of stairs $50.00

Basement Bunkroom
Red wood bunk beds $200.00
2 wall hanging lamps - $65 each - $130
Cabin collage artwork - $30
Floor lamp - $90
Bench - $250
3 throw pillows on bench - $60
2 gray comforters on beds - $120
4 standard size pillows $80
4 throw pillows (2 on each bed) @ $18 each – $72
Bear on electrical box cover - $30
Black framed bird artwork - $36
2 Twin Size Mattresses - $400

Basement Recreation Room
Pool Table & Pool Sticks, Pool stick holders $375.00
2 black wood chairs - $75 each - $150
Floor lamp w/ paper shade - $100
3 black and natural wood color bar/pool stools - $100 each - $300
Big canoe w/ shelves - $325
Area Rug - $175
Lips canvas art - $50
Metal signs:
  No speed limits - $20
  Coca Cola - $15
  Big Life Sign - $55

[redacted]

Route 66 - $$18
Map - $25

Basement Bathroom
Wolf picture above toilet - $24
Faux plant on back of toilet - $25
3 black metal candle holders - $29
Bear Soap dispenser - $16
2 white towels - $8
Metal cross hanging on wall - $15
Beige shower curtain and shower curtain rings - $22

Loft
Rustic bark Desk - $295
Wood bench - $200
Industrial desk lamp - $55
Bark canoe - $20
Books on desk - $10
Small plant on books – black vase - $22
Brown floor vase w/ flowers - $32

[redacted]

Value of Sellers Furniture based upon pricing above $3,458
Value/Pricing of North Georgia Home Staging, LLC Furniture based upon the above pricing $20,332.

Account Details

Account Number: [redacted] ARRIVED HOLDINGS INC

Balances and Activity as of 09:07:09 AM PDT on 08/22/2022

Current Balance:	$19.132.363.02	Available Balance:	$19.132.363.02
Total Float:	$0.00	One Day Float:	$0.00
Two Day Float:	$0.00	Three Day Float:	$0.00
Average Available Balance:	$12.134.572.94	Average Available 12 Month:	$10,389,509.00
Amount of Last Deposit:	$322.286.00	Date of Last Deposit:	08/19/2022
Date Last Active:	08/19/2022	Statement Date:	07/31/2022
Interest Deposit:	$0.00	Interest Rate:	0.000%
Last Year Interest Paid:	$0.00	YTD Interest Paid:	$19,395.87
Accrued Interest:	$0.00	Beginning Statement Bal:	$12,705,607.25

[redacted]

esults 1-100 101-143

[redacted]